UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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InfuSystem Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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InfuSystem Holdings, Inc.

31700 Research Park Drive

Madison Heights, Michigan 48071

  April 8, 2014

Dear InfuSystem Holdings, Inc. Stockholder:

You are cordially invited to attend the 2014 Annual Meeting (the “Annual Meeting”) of the Stockholders of InfuSystem Holdings, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on Thursday, May 8, 2014, commencing at 10:00 a.m. Eastern Time at the Company’s offices at 31700 Research Park Drive, Madison Heights, Michigan 48071. At the Annual Meeting, we will ask our stockholders:

1) to elect six individuals to the Company’s Board of Directors to serve until the Company’s 2015 Annual Meeting (and until their successors are duly elected and qualified);

2) to approve the adoption of the InfuSystem Holdings, Inc. Employee Stock Purchase Plan;

3) to approve the adoption of the InfuSystem Holdings, Inc. Equity Plan;

4) to approve, by advisory vote, the compensation of our named executive officers;

5) to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

6) to consider and act on such matters as may properly come before the Annual Meeting and any adjournment thereof.

As you know, I joined the Company in April of last year, and I am looking forward to meeting with as many of our stockholders as possible. At the Annual Meeting, there will also be a report on our business, and you will have an opportunity to ask questions about the Company.

Whether or not you are able to attend the Annual Meeting, please take the time to vote your shares. As further detailed in these materials, you may vote your shares using the Internet or a toll-free telephone number, or by completing and returning the enclosed proxy card by mail. Instructions on each of these voting methods are outlined in the enclosed proxy statement.

Eric Steen

Chief Executive Officer InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc.

31700 Research Park Drive

Madison Heights, Michigan 48071

Notice of Annual Meeting of Stockholders

To Be Held on Thursday, May 8, 2014

             April 8, 2014

To the Stockholders of InfuSystem Holdings, Inc.:

Notice is hereby given that the 2014 Annual Meeting of the Stockholders (the “Annual Meeting”) of InfuSystem Holdings, Inc., a Delaware corporation (the “Company”) will be held on Thursday, May 8, 2014, commencing at 10:00 a.m. Eastern Time at the Company’s offices at 31700 Research Park Drive, Madison Heights, Michigan 48071, for the following purposes:

1)	to elect six individuals to the Company’s Board of Directors to serve until the Company’s 2015 Annual Meeting (and until their successors are duly elected and qualified);

2)	to approve the adoption of the InfuSystem Holdings, Inc. Employee Stock Purchase Plan;

3)	to approve the adoption of the InfuSystem Holdings, Inc. Equity Plan;

4)	to approve, by advisory vote, the compensation of our named executive officers;

5)	to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

6)	to consider and act on such matters as may properly come before the Annual Meeting and any adjournment thereof.

Only stockholders of record at the close of business on March 14, 2014, will be entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

This proxy statement and the accompanying form of proxy are being first sent to stockholders on or near the date set forth above.

BY ORDER OF THE BOARD OF DIRECTORS

Jane Elias
Secretary
InfuSystem Holdings, Inc.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE AS PROMPTLY AS POSSIBLE USING THE INTERNET OR THE AVAILABLE TOLL-FREE TELEPHONE NUMBER, OR BY RETURNING THE ENCLOSED PROXY CARD.

InfuSystem Holdings, Inc.

31700 Research Park Drive

Madison Heights, Michigan 48071

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of InfuSystem Holdings, Inc. (the “Company”) to be used at the Annual Meeting of Stockholders to be held on Thursday, May 8, 2014, and at any adjournment thereof (the “Meeting”), for the purposes set forth in the accompanying Notice of Meeting. This Proxy Statement and the accompanying materials are expected to be first sent or given to stockholders of the Company on or about April 8, 2014.

The close of business on March 14, 2014 has been fixed as the record date (the “Record Date”) for the determination of the stockholders entitled to notice of and to vote at the Meeting. Only holders of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), as of the Record Date are entitled to notice of and to vote at the Meeting. Each share of Common Stock entitles the holder thereof to one vote per share on each matter presented to the stockholders for approval at the Meeting. On the Record Date, there were 22,161,129 shares of Common Stock outstanding and entitled to vote.

If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered the “stockholder of record” of those shares and this Proxy Statement and the accompanying materials are being sent directly to you by the Company.

If you are a stockholder of record (also called a “registered stockholder”) you can vote your shares in person at the Meeting or you can vote by proxy using the Internet at www.investorvote.com/INFU or by telephone at 1-800-652-VOTE (8683) or by completing and returning the enclosed proxy card by mail.

Whichever method you use, each valid proxy received in time will be voted at the Meeting in accordance with your instructions. To ensure that your proxy is voted, it should be received by the close of business on May 7, 2014. If you submit a proxy without giving instructions, your shares will be voted as recommended by the Board of Directors.

At any time before the polls for the Annual Meeting are closed, if you hold shares of the Company’s Common Stock in your name, you may revoke a properly executed or authorized proxy by (a) an Internet or telephone vote subsequent to the date shown on the previously executed and delivered proxy or the date of a prior Internet or telephonic vote, (b) mailing a later-dated, properly executed and delivered proxy, or (c) mailing a written revocation to our Secretary.

If you hold shares of the Company’s Common Stock in a brokerage account, you must contact the broker and comply with the broker’s procedures if you want to revoke or change the instructions previously given to the broker. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name (also called a “street name” holder), and this Proxy Statement and the accompanying materials are being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record of those shares. As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote the shares held in your account. If you do not provide instructions to the broker, bank or nominee, that firm will only be able to vote your shares with respect to “routine” matters. Please note that pursuant to revised broker voting regulations, the only routine matter for the Meeting and the only matter for which brokers, banks and nominees will have the discretion to vote, is Proposal 5 (Ratification of Independent Public Accounting Firm). Your broker, bank or nominee must have proper instructions from you in order to vote with respect to Proposal 1 (Election of Directors), Proposal 2 (Approval of the adoption of the InfuSystem Holdings, Inc. Employee Stock Purchase Plan), Proposal 3 (Approval of the adoption of the InfuSystem Holdings, Inc. Equity Plan) and Proposal 4 (Advisory Vote on Executive Compensation), and

without proper instructions from you, the broker, bank or nominee will not have the power to vote on, and will be considered a “broker non-vote” for, such proposal. We recommend that you contact your broker, bank or nominee to assure that your shares are properly voted.

The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Meeting will constitute a quorum. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

The vote required, and the effect of abstentions and broker non-votes with respect to each proposal, is as follows:

The six nominees for election to the Board of Directors (Proposal 1) will be elected by a majority of the votes cast by the shares of the Company’s Common Stock issued and outstanding as of the Record Date that are present at the Annual Meeting, in person or by proxy, and entitled to vote. You may vote in favor or withhold your vote with respect to each individual nominee. If an incumbent director is not elected due to a failure to receive a majority of the votes cast by the shares of the Company’s Common Stock issued and outstanding as of the Record Date that are present, in person, and entitled to vote and his or her successor is not otherwise elected and qualified, the director must promptly offer to tender his or her resignation to the Board of Directors. The Nominating and Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation. The Board of Directors will then either accept or reject such resignation. “Votes cast” for a director include votes “for” that director’s election and votes to withhold authority with respect to that director’s election and excludes broker non-votes with respect to that director’s election. Broker non-votes and failures to vote will have no effect on the outcome of the vote.

The proposal to approve the adoption of the InfuSystem Holdings, Inc. Employee Stock Purchase Plan (Proposal 2) will require the affirmative vote of a majority of the shares of the Company’s Common Stock present at the Annual Meeting, in person or represented by proxy, and entitled to vote. Abstentions will be treated as votes “against” the proposal. Broker non-votes and failures to vote will have no effect on the outcome of the vote.

The proposal to approve the adoption of the InfuSystem Holdings, Inc. Equity Plan (Proposal 3) will require the affirmative vote of a majority of the votes cast by the shares of the Company’s Common Stock issued and outstanding as of the Record Date that are present at the Annual Meeting, in person or by proxy, and entitled to vote. Abstentions will be treated as votes “against” the proposal. Broker non-votes and failures to vote will have no effect on the outcome of the vote.

The proposal to approve, by advisory vote, the compensation paid to our named executive officers (Proposal 4), will require the affirmative vote of a majority of the shares of the Company’s Common Stock present at the Annual Meeting, in person or represented by proxy, and entitled to vote. Abstentions will be treated as votes “against” the proposal. Broker non-votes and failures to vote will have no effect on the outcome of the vote.

UNLESS SPECIFIED OTHERWISE, AS PERMITTED BY APPLICABLE LAW AND STOCK EXCHANGE RULES, THE PROXIES WILL BE VOTED AT THE MEETING OR ANY ADJOURNMENT THEREOF:

(I)	FOR THE ELECTION OF THE SIX INDIVIDUALS NAMED IN THIS PROXY STATEMENT TO THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2015 ANNUAL MEETING (AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED);

(II)	FOR THE APPROVAL OF THE ADOPTION OF THE INFUSYSTEM HOLDINGS, INC. EMPLOYEE STOCK PURCHASE PLAN;

(III)	FOR THE APPROVAL OF THE ADOPTION OF THE INFUSYSTEM HOLDINGS, INC. EQUITY PLAN;

(IV)	FOR THE APPROVAL, BY ADVISORY VOTE, OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS; AND

(V)	FOR THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

IN THE DISCRETION OF THE PROXY HOLDERS, THE PROXIES WILL ALSO BE VOTED FOR OR AGAINST SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. MANAGEMENT IS NOT AWARE OF ANY OTHER MATTERS TO BE PRESENTED FOR ACTION AT THE MEETING.

If you have any questions, require assistance with voting your proxy card, or need additional copies of proxy materials, please contact:

GEORGESON

199 WATER STREET, 26TH FLOOR

NEW YORK, NY 10038

Stockholders Call Toll-Free at: (800) 891-3214

Banks and Brokers Call Collect at: (212) 440-9800

PROPOSAL 1 —

ELECTION OF DIRECTORS

The six nominees for election to the Board of Directors (Proposal 1) will be elected by a majority of the votes cast by the shares of the Company’s Common Stock issued and outstanding as of the Record Date that are present at the Annual Meeting, in person or by proxy, and entitled to vote, and will serve until the 2015 Annual Meeting and until their successors are duly elected and qualified.

Information Regarding Nominees to the Board of Directors

The table set forth below lists the names and ages of each of the nominees of the Board of Directors and the position and office that each nominee currently holds with the Company.

Name	Age	Position
David Dreyer	57	Director
Gregg Lehman	66	Director
Ryan Morris	30	Director, Executive Chairman of the Board
Eric Steen	57	Director, Chief Executive Officer, President
Joseph Whitters	56	Director
Wayne Yetter	68	Director

Board of Directors—Experience and Qualifications

The Nominating and Governance Committee is responsible for reviewing with the Board of Directors, on an annual basis, the requisite skills and characteristics of Director nominees, as well as the composition of the Board of Directors as a whole. This assessment includes consideration of Directors’ independence, diversity, character, judgment and business experience. The Nominating and Governance Committee believes that the six Director nominees possess the requisite mix of skills, qualifications and experiences that will enable the Board of Directors and each committee of the Board of Directors to continue to provide sound judgment and leadership and to function effectively as a group. In addition, the biographical information for each Director nominee includes a summary of the specific experience, qualifications, attributes or skills that led the Board of Directors to conclude that such person should serve as a Director of the Company.

David Dreyer (Director). David Dreyer has been a member of the Company’s Board of Directors since April 2008. Mr. Dreyer has served as Chief Financial Officer, Chief Operating Officer and Secretary of Patient Safety Technologies (OTCBB: PSTX) since October 2010. Previously, Mr. Dreyer was Chief Financial Officer of Alphastaff Group, Inc., a human resource outsourcing company, from August 2009 to September 2010. Mr. Dreyer served as Chief Financial Officer and Chief Accounting Officer of AMN Healthcare Services, Inc. (NYSE: AHS) from September 2004 to August 2009, and Treasurer from 2006 to August 2009. During Mr. Dreyer’s tenure, AMN grew to become the leader in healthcare staffing for physicians, travel nurses, and allied travel, doubling its revenue to $1.2 billion in 4 years. From 1997 through 2004, Mr. Dreyer served as Chief Financial Officer and Chief Accounting Officer of Sicor, Inc. (formerly NASDAQ: SCRI), a manufacturer of complex pharmaceuticals with operations in the United States, Italy, Mexico, Lithuania, China and Switzerland, which was acquired by Teva Pharmaceutical Limited. Mr. Dreyer led the sale of Sicor, Inc. to Teva Pharmaceutical, Ltd. for $3.4 billion in January 2004. Prior to joining Sicor, Mr. Dreyer served in related senior financial management positions within the pharmaceutical industry, working for Elan Corporation plc, Athena Neurosciences and Syntex. Mr. Dreyer is a Certified Public Accountant in California.

Mr. Dreyer brings to the Company and the Board of Directors almost 30 years of accounting, financial, compliance and operating experience and expertise in the pharmaceutical, healthcare staffing, medical device, diagnostic and hospital administration industries.

Gregg Lehman (Director). Gregg Lehman is a nationally recognized leader in population health management and brings more than 28 years’ experience in the health care industry. Mr. Lehman was appointed as President and Chief Executive Officer of MGC Diagnostics Corporation in July 2011, a leading cardio-respiratory diagnostic company. Mr. Lehman served as President and Chief Executive Officer of Health Fitness Corporation, a population health management company based in Minneapolis, MN, from 2007 through 2010. Mr. Lehman has held numerous senior-level executive and governance positions in the medical and education industries including President and Chief Executive Officer of INSPIRIS, Inc., a Nashville-based specialty care medical management company. Mr, Lehman also was President and Chief Executive Officer of Gordian Health Solutions, Inc., a health management company, and President and Chief Executive Officer of the National Business Coalition on Health (NBGH) in Washington, D.C., and as President of Taylor University in Indiana. Mr. Lehman currently serves on the Executive Committee of the Washington DC based Care Continuum Alliance and has worked with the Health Care Purchasing Institute through Academy Health, the eHealth Initiative, the National Quality Forum, the National Patient Safety Foundation, and other purchasing/quality organizations that promote value-based purchasing and market-based reform. Mr. Lehman has a Doctorate and a Master of Science degree in higher education administration, with a minor in finance and economics from Purdue University and a Bachelor of Science in business management and marketing from Indiana University.

Mr. Lehman, at the recommendation of Mr. Ryan Morris, was recommended to the Infusystem Holdings, Inc. Board of Directors and brings almost 40 years of experience in senior management positions with healthcare corporations and the management expertise and leadership abilities developed during his service in senior executive roles.

Ryan Morris (Director; Executive Chairman of the Board). Ryan Morris has been a member of the Company’s Board of Director’s since April 24, 2012. Mr. Morris is the Managing Member of Meson Capital Partners LLC (“Meson LLC”), a San Francisco-based investment manager, which he founded in February 2009. Mr. Morris has served as Executive Chairman of the Board of Directors of the Company. Mr. Morris currently serves on the Board of Directors of Sevcon, Inc. (NYSE MKT: SEV) since December 2013 and has been on the Board of Directors of Lucas Energy (NYSE MKT: LEI) since October 2012 and served as Chairman of the Board from December 2012 to November 2013. From June 2011 through July 2012, Mr. Morris served as a member of the Equity Committee responsible for maximizing value to the stockholders of HearUSA, Inc. (subsequently HUSA Liquidating Corporation), an NYSE Amex-listed company in Chapter 11 bankruptcy, which has since liquidated its assets and ceased operations. Prior to founding Meson LLC, in July 2008, he co-founded VideoNote LLC, a small and profitable educational software company with customers including Cornell University and The World Bank, and he continues to serve as its Chief Executive Officer. Mr. Morris has a Bachelor’s of Science and Masters of Engineering degree in Operations Research & Information Engineering from Cornell University, and holds the Chartered Financial Analyst designation.

The Company and Mr. Morris are parties to that certain Settlement Agreement, dated April 24, 2012, pursuant to which Mr. Morris was appointed to the Board of Directors of the Company. Additionally, the Company entered into an Employment Agreement with Mr. Morris, effective April 24, 2012, pursuant to which Mr. Morris was employed by the Company as the Executive Chairman, to serve for an initial term of twelve (12) months, which may be renewed for an additional twelve (12) months after the initial term. Mr. Morris has notified the Company that he intends to relinguish his position as Executive Chairman, effective as of May 8, 2014. Thereafter, he will serve as non-executive Chairman of the Board.

Mr. Morris brings extensive investment experience as both a founder of an operating company and an investment partnership, and as an active investor in smaller reporting companies.

Eric Steen (Director; Chief Executive Officer and President). Eric Steen has been a member of the Company’s Board of Directors since April 1, 2013. Mr. Steen has served as Chief Executive Officer and President of the Company since April 1, 2013. Prior to his service as Chief Executive Officer and President of the Company, Mr. Steen served as the principal of Eric K. Steen & Associates, a consulting business providing services to medical device and pharmaceutical companies, from February 2012 to March 2013. Prior to forming Eric K. Steen & Associates, Mr. Steen was President of Central Admixture Pharmacy Services, where he turned a start-up company into a successful $150 million pharmacy services organization with 25 locations. Mr. Steen was employed at Central Admixture Pharmacy Services from 1992 to 2012, and served as President starting in 1997. Mr. Steen concurrently served as the Chief Marketing Officer of B. Braun Medical Inc., a $1.5 billion organization offering infusion therapy and pain management products and services. Mr. Steen was employed at B. Braun Medical Inc. from 1997 to 2012. Mr. Steen began his career in sales and operations management at American Hospital Supply Corp., where he was employed from 1978 to 1983, and at Baxter Healthcare (NYSE: BAX), where he was employed from 1983 to 1992. Mr. Steen earned a Master of Business Administration degree from Arizona State University and a Bachelor of Science Degree in Business Administration from San Diego State University.

Mr. Steen has considerable leadership experience in sales, marketing, business development, operations and finance, including in the medical device and pharmaceutical industries.

Joseph Whitters (Director). Joseph Whitters has been a member of the Company’s Board of Directors since April 24, 2012. Mr. Whitters has been an Advisor to Frazier Health Care, a venture capital firm since 2005. From 1986 to January 2005, Mr. Whitters was employed in various capacities with First Health Group Corp. (formerly NASDAQ: FHCC), a nearly $2 billion market capitalization managed healthcare company serving the group health, workers compensation, and state agency markets, including as Chief Financial Officer and Executive Vice President. Prior to joining First Health in 1986, he served as Controller for the largest subsidiary of United HealthCare Corp. In January 2013, he joined the board of directors of PRGX Global, Inc., a business service enterprise, where he also serves on the Compensation Committee and Audit Committee. Previously, he served on the boards of directors and the audit committees of various public companies including Omnicell (NASDAQ: OMCL), Mentor Corporation (formerly NYSE: MNT), Solexa (formerly NASDAQ: SLXA), and Luminent Mortgage (formerly NYSE: LUM). Mr. Whitters has also been an advisor or board member with several private companies, including PCI Packaging, where he is Chairman of the Audit Committee. Mr. Whitters began his career in public accounting with Peat Marwick and has a Bachelor’s of Arts in accounting degree from Luther College in Iowa. Mr. Whitters is a certified public accountant.

Mr. Whitters brings almost 20 years of experience in senior financial management positions with healthcare corporations, extensive public company board experience, and the financial expertise and leadership abilities developed during his service in a senior finance role at a large, national health benefits company.

Wayne Yetter (Director). Wayne Yetter has served a member of the Company’s Board of Directors since September 2005 and as the Chairman of the Board for the duration of the Company’s Special Committee in 2013. He served as Chief Executive Officer of Verispan, LLC, a healthcare information company founded by Quintiles Transnational Corp. and McKesson Corp., from September 2005 to August 2008. From November 2004 through September 2005, Mr. Yetter served as President and Chief Executive Officer of Odyssey Pharmaceuticals, Inc. to assist Odyssey’s parent, PLIVA d.d., implement its strategy to exit the proprietary pharmaceutical business. Mr. Yetter has built and led a variety of multi-million dollar businesses and pharmaceutical operations for some of the largest companies in the world. After serving in Vietnam, Mr. Yetter began his career in the pharmaceuticals industry in 1970 as a sales representative for Pfizer. From Pfizer, he joined Merck & Co in 1977, where he led the Marketing Operations Group and then became President of the Asia Pacific region before starting the new company, Astra Merck, in 1991 as President and Chief Executive Officer. Under his leadership, Astra Merck’s product, Prilosec, grew to be the #1 pharmaceutical product in the United States at the time. Mr. Yetter then joined Novartis Pharmaceuticals in 1997, where he was President and Chief Executive Officer of the United States pharmaceutical business. In 1999, he joined IMS (formerly NYSE: RX) and later led its spinout company, Synavant (formerly NASDAQ: SNVT), where he was Chairman and Chief Executive Officer for three years before Synavant merged with Dendrite International in 2003. He also served as an advisor to Alterity Partners from 2003 until 2004. Mr. Yetter was formerly Chairman of the Board for Transkaryotic Therapies Inc. (formerly NASDAQ: TKTX), which was acquired by Shire Pharmaceuticals, and Chairman of the Board for

Noven Pharmaceuticals (formerly NASDAQ: NOVN). In addition, Mr. Yetter also has served as the Lead Independent Director of Matria Healthcare (formerly NASDAQ: MATR) and as Chairman of the Board of NuPathe, Inc. (formerly NASDAQ: PATH) which was acquired by Teva in February of 2014. Mr. Yetter currently serves on the Board of Directors of Special Diversified Opportunities Inc. (SDOI) formerly Strategic Diagnostics Inc. (NASDAQ: SDIX).

Mr. Yetter’s experience serving on several public company boards of directors and as an officer of other companies in the healthcare industry is very valuable to the Company.

The Board of Directors’ Role in Risk Oversight

The Board of Directors is actively engaged in overseeing and reviewing the Company’s strategic direction and objectives, taking into account (among other considerations) the Company’s risk profile and exposures. It is management’s responsibility to manage risk and bring to the Board of Directors’ attention the most material risks to the Company. The Board of Directors has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company. The Board annually reviews the Company’s enterprise risk management and receives regular updates on risk exposures via the Audit Committee and senior management.

While the Board as a whole has responsibility for risk oversight, including Chief Executive Officer succession planning, the committees of the Board also oversee the Company’s risk profile and exposures relating to matters within the scope of their authority. The Board regularly receives detailed reports from the committees regarding risk oversight in their areas of responsibility.

Director Independence

The Board of Directors has considered the independence of each director and nominee for election as a director in accordance with the elements of independence set forth in the listing standards of the NYSE MKT. Based upon information solicited from each nominee, the Board of Directors has affirmatively determined that David Dreyer, Gregg Lehman, Joseph Whitters and Wayne Yetter (collectively, the “Independent Directors”) have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) and are “independent” within the meaning of NYSE MKT’s director independence standards and Audit Committee independence standards, as currently in effect.

Required Vote

The six nominees for election to the Board of Directors (Proposal 1) will be elected by a majority of the votes cast by the shares of the Company’s Common Stock issued and outstanding as of the Record Date that are present at the Annual Meeting, in person or by proxy, and entitled to vote. You may vote in favor or withhold your vote with respect to each individual nominee. If an incumbent director is not elected due to a failure to receive a majority of the votes cast by the shares of the Company’s Common Stock issued and outstanding as of the Record Date that are present, in person, and entitled to vote and his or her successor is not otherwise elected and qualified, the director must promptly offer to tender his or her resignation to the Board of Directors. The Nominating and Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation. “Votes cast” for a director include votes “for” that director’s election and votes to withhold authority with respect to that director’s election and excludes abstentions and broker non-votes with respect to that director’s election. Abstentions, broker non-votes and votes withheld will have no effect on the outcome of the vote.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE “FOR” THE PROPOSAL TO ELECT DAVID DREYER, GREGG LEHMAN, RYAN MORRIS, ERIC STEEN, JOSEPH WHITTERS AND WAYNE YETTER AS MEMBERS OF THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2015 ANNUAL STOCKHOLDERS MEETING AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

Board of Directors and Committees of the Board of Directors

The Board of Directors has responsibility for the overall governance of the Company. The Board of Directors held a total of eleven meetings and took action by unanimous written consent on nine occasions during the fiscal year ended December 31, 2013. Each then-current director attended at least 75% of the meetings held by the Board of Directors and of the meetings of each committee on which such director served. In addition to regularly scheduled meetings, the directors discharge their responsibilities through telephonic and other communications with each other and the executive officers.

The Board has no policy regarding director attendance at annual meetings of stockholders. Two members of the Board at that time attended the 2013 Annual Meeting.

The Board of Directors has established three standing committees, an Audit Committee, a Nominating and Governance Committee and a Compensation Committee, each of which is comprised entirely of independent directors and reports to the Board of Directors. From time to time during the assessment of certain strategic opportunities, the Board may establish a Special Committee comprised wholly of independent directors.

The Board of Directors has determined that, in lieu of appointing a lead independent director, Messrs. Dreyer, Whitters and Yetter will coordinate the activities of the lead independent director position. During the Company’s assessment of potential strategic opportunities potentially involving Executive Chairman Ryan Morris, Mr. Yetter was appointed to serve as the Chairman of the Board. The Company’s business and strategy have evolved over the recent past. The Board of Directors’ leadership structure has varied over time depending on the demands of the business and the circumstances affecting the Company. The Board of Directors has utilized, and intends to continue to utilize, flexibility to establish the most appropriate leadership structure at any given time.

Audit Committee

The Audit Committee is composed entirely of independent directors. The following individuals are the current members of the Audit Committee: Joseph Whitters, David Dreyer and Wayne Yetter, and Mr. Whitters serves as Chairman of the Audit Committee. The Audit Committee is responsible for meeting with the Company’s independent registered public accounting firm regarding, among other issues, audits and adequacy of the Company’s accounting and control systems. The Audit Committee held seven meetings during the fiscal year ended December 31, 2013.

The Board of Directors has determined that each of Mr. Dreyer and Mr. Whitters qualifies as an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K of the Securities Exchange Act of 1934 (the “Exchange Act”). The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is posted on the Company’s website at www.infusystem.com.

Nominating and Governance Committee

The Nominating and Governance Committee is composed entirely of independent directors. The following individuals are current members of the Nominating and Governance Committee (the “Nominating Committee”): David Dreyer and Wayne Yetter. Mr. Dreyer serves as Chairman of the Nominating Committee. The Nominating

Committee held no meetings during the fiscal year ended December 31, 2013. The Board of Directors has adopted a written charter for the Nominating Committee, a copy of which is posted on the Company’s website at www.infusystem.com.

The Nominating Committee identifies individuals for nomination to the Board of Directors by the full Board of Directors. The Nominating Committee will consider all qualified director candidates identified by members of the Nominating Committee, by senior management and stockholders. Stockholders who would like to propose an independent director candidate for the consideration of the Nominating Committee may do so by submitting the candidate’s name, résumé and biographical information care of InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071, Attn: Secretary, no later than the deadline for submission of stockholder proposals set forth under the section of this Proxy Statement entitled “Stockholder Proposals for the 2015 Annual Meeting.” All proposals for nomination received by the Secretary will be presented to the Nominating Committee for consideration.

The Nominating Committee reviews each director candidate’s biographical information and assesses each candidate’s independence, skills and expertise based on a variety of factors, including the following criteria:

•	Whether the candidate has exhibited behavior that indicates he or she is committed to the highest ethical standards;

•

Whether the candidate has had broad business, governmental, non-profit or professional experience that indicates that the candidate will be able to make a significant and immediate contribution to the Board of Directors’ discussion and decision-making; and

•	Whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a director.

In addition to above listed criteria, the Nominating Committee considers the diversity of candidates, which may include diversity of skills and experience as well as geographic, gender, age, and ethnic diversity. The Nominating Committee does not, however, have a formal policy with regard to the consideration of diversity in identifying candidates.

Application of these factors requires the exercise of judgment by members of the Nominating Committee and cannot be measured in a quantitative way.

The Nominating Committee applied each of these factors in its review and assessment of the background, independence, skills and expertise of each of the director nominees included in this proxy statement, including Mr. Lehman. Members of the Nominating Committee had several meetings and conversations with each of the director nominees, at the recommendation of Ryan Morris, and conducted extensive due diligence and background investigations prior to approving their nomination for election at the Meeting.

Compensation Committee

The Compensation Committee is composed entirely of independent directors. The following individuals are current members of the Compensation Committee: David Dreyer, Joseph Whitters and Wayne Yetter, and Mr. Yetter serves as Chairman of the Compensation Committee. The Compensation Committee is responsible for approving the salaries, bonuses and other compensation and benefits of executive officers and directors and administering the InfuSystem Holdings, Inc. 2007 Stock Incentive Plan and will be responsible for the InfuSystem Holdings, Inc. Employee Stock Purchase Plan and Equity Plan, if approved by the stockholders. The Compensation Committee held three meetings during the fiscal year ended December 31, 2013. The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is posed on the Company’s website at www.infusystem.com.

The Compensation Committee evaluates executive officer performance, with input from the Board of Directors and the Chief Executive Officer (for executive officers other than the Chief Executive Officer), in light of the Company’s strategic objectives and establishes compensation levels based on such evaluation. The objectives of the Compensation Committee are to attract and retain experienced and highly qualified personnel and reward our executive officers for advancing critical elements of our strategic plan.

The Compensation Committee has the authority to retain, oversee, terminate, and approve fees for compensation consultants to assist in the discharge of its responsibilities. In 2013, the Compensation Committee retained Pearl Meyer & Partners (“PM&P”), an independent compensation consulting firm, to assist in the review of the Company’s executive compensation plan. PM&P reported directly to the Committee and did not provide any other services, beyond compensation consulting, to the Company.

In 2013, the Committee considered and assessed all relevant factors, including but not limited to, those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange, that could give rise to a potential conflict of interest with respect to PM&P’s work. Based on this review, we are not aware of any conflict of interest that has been raised by the work performed by PM&P.

Communications with the Board of Directors

Stockholders may communicate with the Board of Directors by sending written communications addressed to such person or persons care of InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071, Attn: Secretary. All communications will be compiled by the Secretary and submitted to the addressee.

Code of Conduct and Business Ethics

The Company also has a Code of Conduct and Business Ethics Policy applicable to the Chief Executive Officer, Chief Financial Officer and principal accounting officer, and other financial professionals. Only the Board of Directors can amend or grant waivers from the provisions of the Company’s Code of Ethics, and any such amendments or waivers will be posted promptly at http://www.infusystem.com. To date, no such amendments have been made or waivers granted.

Directors’ Compensation

The following table sets forth the compensation for the Company’s non-employee directors who served for the fiscal year ended December 31, 2013.

	Fees Earned or Paid in Cash ( $ )	Option Awards ( $ )	All Other Compensation ( $ )	Total ( $ )
John Climaco (4)(5)	$—	$—	$64,875	$64,875
David Dreyer (2)(3)	$59,584	$3,011	$—	$62,595
Charles Gillman (4)	$—	$—	$—	$—
Ryan Morris (1)(2)	$56,233	$7,226	$—	$63,459
Joseph Whitters (2)(3)	$59,584	$3,011	$—	$62,595
Wayne Yetter (2)(3)	$64,631	$3,011	$—	$67,642

Total	$240,032	$16,259	$64,875	$321,166

(1)	Mr. Morris’ compensation was pro-rated to account for the period during which Mr. Morris took a voluntary leave of absence as Executive Chairman of the Company.
(2)

As part of their 2013 compensation package, each Independent Director received options to purchase 25,000 shares of the Company’s Common Stock and the Executive Chairman received options to purchase 60,000 shares of the Company’s Common Stock. Further, the options were granted on the date of the annual meeting of stockholders on August 29, 2013, and such options would be granted pursuant to the 2007 Stock Incentive Plan with an exercise price equal to 110% of the trailing average closing price of the Company’s Common Stock for the five trading days prior to and including the date of grant. Such options vest monthly over a period of one year and immediately upon a change in control. In accordance with the SEC’s proxy disclosure rules, included in the “Stock Awards” and “Option Awards” columns are the aggregate grant date fair values of restricted stock awards and stock option awards made during the respective fiscal years computed in accordance with FASB ASC Topic 718. The measurement objective of FASB ASC Topic 718 is to estimate the fair value at the grant date of the equity instruments that the entity is obligated to issue when employees have rendered the requisite service and satisfied any other conditions necessary to earn the right to benefit from the instruments (for example, to exercise share options). That estimate is based on the share price and other pertinent factors, such as expected volatility at the grant date. The grant date fair value of an award reflects the accounting expense and may not represent the actual value that will be realized. For a discussion of the assumptions used in computing this valuation, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 11 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013. As of December 31, 2013, Mr. Climaco and Mr. Gillman each had 91,667 aggregate outstanding stock options. Mr. Climaco exercised 50,000 options on March 15, 2014, and 39,584 shares of Common Stock were withheld by the Company in satisfaction of the exercise price. Mr. Climaco was responsible for all tax withholdings. His remaining 41,667 options and all of Mr. Gillman’s 91,667 options expire on April 24, 2014. As of December 31, 2013, Mr. Dreyer and Mr. Whitters each had 125,000 aggregate outstanding stock options. Mr. Whitters exercised 100,000 options on March 28, 2014, and 81,997 shares of Common Stock were withheld by the Company in satisfaction of the exercise price. Mr. Whitters was responsible for all tax withholdings. His remaining 25,000 options expire on August 29, 2015. Mr. Dreyer exercised 100,000 options on April 5, 2014, and 81,699 shares of Common Stock were withheld by the Company in satisfaction of the exercise price. Mr. Dreyer was responsible for all tax withholdings. His remaining 25,000 options expire on August 29, 2015. As of December 31, 2013, Mr. Morris had 310,000 aggregate outstanding stock options. Mr. Morris exercised 100,000 options on February 28, 2014 and 150,000 options on March 14, 2014, and an aggregate of 218,871 shares of Common Stock were withheld by the Company in satisfaction of the exercise price and income tax withholdings. His remaining 60,000 options expire on August 29, 2015. As of December 31, 2013, Mr. Yetter had 75,000 aggregate outstanding stock options. Of these, 50,000 options expire on April 24, 2014 and 25,000 expire on August 29, 2015.
(3)	Director was part of the Special Committee.
(4)	Resigned effective April 1, 2013.
(5)	On March 29, 2013, in connection with his resignation from the Board of Directors, Mr. Climaco received a $50,000 payment relating to service to the Board as Lead Independent Director and chairman of the Compensation Committee and $14,875 payment relating to his leadership of the Company’s CEO search.

Current Independent Director Compensation

The following is a description of the cash compensation for the Company’s Directors. Each of the Directors will receive the following annual cash compensation arrangements:

•	$50,000 for each non-executive independent Director on the Board;

•	$100,000 for the Executive Chairman;

•	$15,000 for the Chair of the Audit Committee and $10,000 for each Audit Committee member;

•	$10,000 for the Chair of the Compensation Committee and $6,667 for each Compensation Committee member; and

•	$5,000 for the Chair of the Nominating and Governance Committee and $3,334 for each Nominating and Governance Committee member.

Board and Committee compensation will be paid quarterly, on calendar quarters, and will be effective May 1, 2013, with the first payment due July 1, 2013, as pro-rated to reflect the two months following the effective date of the new Board compensation plan.

The following is a description of the stock compensation for the Company’s Directors. Each of the Directors will receive the following annual stock compensation arrangements:

•	Options for 25,000 shares of the Company’s Common Stock for each independent director;

•	Options for 60,000 shares of the Company’s Common Stock for the Executive Chairman.

Any such grant of options to Directors would be contingent upon sufficient share capacity under the Company’s 2007 Stock Incentive Plan or successor plan. Further, such options would be granted on the date of the Company’s Annual Meeting of Stockholders, with an exercise price equal to 110% of the trailing average closing price of the Company’s Common Stock for the five trading days prior to and including the date of grant. Such options would vest monthly over a period of one year and immediately upon a change in control.

PROPOSAL 2 —

APPROVAL OF THE INFUSYSTEM HOLDINGS, INC. EMPLOYEE STOCK PURCHASE PLAN

Background:

On April 4, 2014, the Board of Directors approved and adopted the InfuSystem Holdings, Inc. Employee Stock Purchase Plan (the “ESPP”), subject to stockholder approval. If the stockholders approve the ESPP, it will become effective on the day of the Annual Meeting.

The ESPP is intended to qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code (the “Code”) and would provide eligible employees with an opportunity to purchase shares of the Company’s Common Stock through voluntary payroll deductions.

Description of the ESPP:

The principal provisions of the ESPP are summarized below. This summary is not a complete description of all of the ESPP’s provisions, and is qualified in its entirety by reference to the ESPP which is attached to this Proxy Statement as Appendix A. Capitalized terms used in the summary below that are not defined in this Proxy Statement have the meanings set forth in the ESPP.

Purpose

The ESPP is intended to provide eligible employees of the Company and its Participating Subsidiaries with an opportunity to acquire Shares through Offerings which run from October 1st to the following March 31st and from April 1st to the following September 30th of each year (each an “Offering Period”). If the first day of any Offering Period is not a business day, the Offering Period will start on the next succeeding business day, which will reduce the Offering Period by the number of days delayed. Similarly, if the last day of the Offering Period is not a business day, the Offering Period will end on the most recent preceding business day.

Shares

Shares offered under the ESPP will be the Company’s Common Stock. The maximum number of Shares which may be sold under the ESPP is 200,000 Shares. Any Shares that are not purchased during an Offering Period may again be sold under the ESPP.

Administration

The ESPP will be administered by the Compensation Committee. The Compensation Committee may delegate to one or more officers or managers of the Company or any Participating Subsidiary authority to administer the ESPP, subject to any terms and limitations imposed by the Compensation Committee.

Eligibility

Any employee of the Company or any Participating Subsidiary whose customary employment with the Company is more than twenty hours per week or more than five months in any calendar year, and who is an employee 30 days (or another specified time period not to exceed 60 days) prior to the first day of the applicable Offering Period (the “Offering Date”), will be eligible to participate in the ESPP, subject to signing an enrollment form and other enrollment procedures. However, no employee will be permitted to elect to purchase Shares if, after such purchase, the employee would own 5% or more of the total combined voting power or value of all classes of Common Stock of the Company or any Participating Subsidiary. An employee who is on an authorized sick leave, military leave or other leave of absence will remain an employee for purposes of the ESPP; provided, however, if the period of leave exceeds 90 days and the employee’s right to reemployment is not guaranteed either by statute or contract, then the employee will be deemed to have terminated employment on the 91st day of such leave. As of March 31, 2014, the Company had approximately 200 employees who would be eligible to participate in the ESPP.

Method of Payment

Payment for Shares purchased under the ESPP will be made by payroll deduction in 1% increments of eligible compensation, subject to a minimum deduction of 1% of eligible compensation per pay period and a maximum deduction of 10% of eligible compensation per pay period unless provided otherwise in the Offering; provided, however, no employee may purchase Shares at a rate which exceeds $25,000 of Fair Market Value for each calendar year in which a purchase is executed, determined as of the Offering Date of the applicable Offering. Payroll deductions will occur over the Offering Period. The payroll deduction amounts will be held in a bookkeeping account for the participant until the purchase of the Shares. Interest will not be paid on the amount credited to the account. The Fair Market Value of a Share means the closing sales price of the Common Stock of the Company on the NYSE MKT or any other such exchange on which the Common Stock is traded, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported.

Purchase of Shares

Shares will be purchased on the Purchase Date which generally will be the last day of the Offering Period unless otherwise provided by the Compensation Committee. The amount of Shares purchased by a participant will be the number of whole shares that can be purchased with the amount credited to the participant’s account. Fractional shares will not be purchased. Any amount remaining in the account after the purchase will be carried over to the next Offering if not withdrawn by the participant. If the number of Shares to be purchased exceeds the number available for purchase in the Offering, the Compensation Committee will allocate the available Shares among the Offering participants in an equitable manner.

Purchase Price

The Purchase Price per Share will not be less than the lesser of: (a) 85% of the Fair Market Value of a Share on the Offering Date, or (b) 85% of the Fair Market Value of a Share on the Purchase Date.

Withdrawal by Participant

At any time up to 15 days prior to the Purchase Date, a participant may withdraw all (but not part) of the amount credited to the participant’s account. If the participant withdraws the amount credited to the participant’s account, then the participant will cease to participate in the Offering and may not resume participation until the next Offering. Once an employee participates in an Offering, then participation in the next offering will be automatic subject to the participant’s right to withdraw (in which event the employee may reenroll in a subsequent Offering).

Termination of Employment; Death

If a participant ceases to be an employee of the Company or any Participating Subsidiary, whether due to termination of employment or death, the participant shall be deemed to have elected to withdraw the participant’s entire account. The amount in the participant’s account will be paid to the participant, or to the participant’s beneficiary or estate in the event of the participant’s death.

Adjustments to Shares; Acceleration of Purchase

In the event of a change in Shares subject to the ESPP or subject to any Offering by reason of any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event that affects the Shares such that the Compensation Committee determines an adjustment to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the ESPP, then the Compensation Committee may, in such manner as it deems appropriate, make adjustments in the ESPP, including changing the number of Shares subject to the ESPP and the price of the outstanding Offering.

In the event that a person or group becomes the beneficial owner of 50% of the outstanding Common Stock of the Company or of a sale of substantially all assets of the Company to an affiliate of the Company without the consent of at least two-thirds of the Board of Directors, or if within 12 months after a tender offer or exchange offer for the Common Stock of the Company (other than by the Company), the individuals who were then directors of the Company cease to constitute a majority of the Board of Directors, then if the surviving or acquiring corporation does not continue or assume the outstanding rights under the ESPP or substitute similar rights, the Committee may pay the participants the amounts in the participants’ accounts in cash or cause Shares to be purchased with the amounts then credited to the participants’ accounts within five (5) days prior to the transaction.

Federal Income Tax Implications of the ESPP

Federal Income Tax Consequences to Participants

Payroll deductions to the ESPP are made on an after-tax basis, which means that the applicable federal and state tax withholding is applied to a participant’s compensation before ESPP contributions are deducted.

If there is a disposition of the participant’s Shares within one year of the Purchase Date or two years after the Offering Date, the participant will recognize ordinary income equal to the excess of the Fair Market Value of the Shares on the Purchase Date over the purchase price. Any further gain or loss recognized upon such disposition of Shares will be short-term or long-term capital gain or loss, depending upon the length of time the participant holds the Shares following the Purchase Date. If there is a disposition of the participant’s Shares more than one year after the Purchase Date or more than two years after the Offering Date, or if the participant dies while owning the Shares and the participant’s beneficiary or estate disposes of the Shares, then the participant (or the beneficiary or estate in the event of a participant’s death) will recognize ordinary income equal to the lesser of (a) the excess of the Fair Market Value realized upon the disposition of the Shares over the purchase price of the Shares, or (b) the excess of the Fair Market Value of the Shares on the first day of the Offering Period over the purchase price of the Shares. The amount of ordinary income recognized upon such a disposition (but not upon death) is added to the participant’s basis in the Shares. Any further gain or loss which is realized upon such disposition of Shares is treated as long-term capital gain or loss.

Federal Income Tax Consequences to the Company

In the event of a disposition of Shares by a participant after the expiration of the required holding periods, the Company will not recognize taxable income, nor will it be entitled to any deduction from income by reason of the participant’s purchase or disposition of the Shares. In the event a participant recognizes compensation income as a result of a disposition prior to the expiration of the required holding periods, the Company will be entitled to a corresponding deduction from its taxable income, subject to the deduction limitation imposed by Section 162(m) of the Code.

The foregoing summary of the effect of federal income taxation upon the participant with respect to Shares purchased under the ESPP does not purport to be complete. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax implications of a participant’s death or the provisions of income tax laws of any municipality, state or foreign country in which the participant may reside.

New Plan Benefits under the ESPP

Each executive officer of the company qualifies for participation under the ESPP and may be eligible to annually purchase Shares of the Company’s Common Stock at a discount below the market price up to a maximum of $25,000 per year. However, participation in the ESPP is voluntary and dependent upon the executive officer’s election to participate, and the benefit of participating will depend on the terms of the Offerings and the Fair Market Value of the Shares on the Purchase Date. Accordingly, future benefits that would be received by the executive officers and other eligible employees under the proposed ESPP cannot be determined at this time.

Equity Compensation Plan Information

A summary of our securities authorized for issuance under equity compensation plans as of March 31, 2014 is set forth on page 26 of this proxy statement and additional information is included in the Company’s Annual Report on Form 10-K filed with the SEC on March 11, 2014.

Required Vote

The proposal to approve the adoption of the InfuSystem Holdings, Inc. Employee Stock Purchase Plan (Proposal 2) will require the affirmative vote of a majority of the shares of the Company’s Common Stock present at the Annual Meeting, in person or represented by proxy, and entitled to vote. Abstentions will be treated as votes “against” the proposal. Broker non-votes and failures to vote will have no effect on the outcome of the vote.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 2 TO APPROVE THE INFUSYSTEM HOLDINGS, INC. EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL 3 —

APPROVAL OF THE INFUSYSTEM HOLDINGS, INC. EQUITY PLAN

Background

On April 4, 2014, the Board of Directors approved and adopted the InfuSystem Holdings, Inc. Equity Plan (the “Plan”), subject to stockholder approval. If the stockholders approve the Plan, it will become effective on the day of the Annual Meeting.

Reasons for Stockholder Approval

The Board of Directors seeks stockholder approval of the Plan as required by Section 711 of the NYSE MKT Company Guide and as a matter of good corporate governance practices. Stockholder approval will permit designated stock options granted pursuant to the Plan to qualify as incentive stock options under the Internal Revenue Code. Such qualification can give the holder of the options more favorable tax treatment, as explained below.

The approval of the Plan will not affect the Company’s ability to make stock-based or cash-based awards outside of the Plan to the extent consistent with applicable law and stock exchange rules.

Description of the Plan

The principal provisions of the Plan are summarized below. The summary is not a complete description of all of the Plan’s provisions and is qualified in its entirety by reference to the Plan, which is attached to this Proxy Statement as Appendix B. Capitalized terms used in the summary below that are not defined in this Proxy Statement have the meanings set forth in the Plan.

Purpose

The purpose of the Plan is to advance the interests of the Company and its stockholders by providing a means (i) to attract, retain, and reward directors, officers, other employees, and persons who provide services to the Company and its Subsidiaries, (ii) to link compensation to measures of the Company’s performance in order to provide additional incentives, including stock-based incentives and cash-based incentives, to such persons for the creation of stockholder value, and (iii) to enable such persons to acquire or increase a proprietary interest in the Company in order to promote a closer identity of interests between such persons and the Company’s stockholders. The Plan is intended to replace the Company’s 2007 Stock Incentive Plan, and no new grants will be made under the 2007 Stock Incentive Plan on or after the effective date of this Plan if the Plan is approved by stockholders.

Aggregate Limitation on Stock-Based Awards

Shares issued pursuant to the Plan will be the Company’s Common Stock. The aggregate number of Shares that may be issued under the Plan during the life of the Plan will not exceed 2,000,000, subject to adjustment as discussed below. Shares issued that are reacquired by the Company in connection with a forfeiture or other failure to satisfy performance conditions will not be treated as having been issued for purposes of this limit. Shares delivered under the Plan may be newly issued Shares, treasury Shares or any combination of the two.

Administration

The Compensation Committee will have the authority to select award recipients, determine the type, size and other terms and condition of the award, and make all other decisions and determinations as may be required under the Plan.

Type of Awards

The Compensation Committee is authorized to grant awards payable in either Shares or cash, including Shares, Shares subject to restrictions and a risk of forfeiture, options to purchase Shares, stock appreciation rights, Share units, performance units and dividend equivalents. These awards may be granted as a bonus, or in lieu of obligations of the Company or any Subsidiary to pay cash or grant other awards under other plans or compensatory arrangements.

Terms and Conditions of Awards

The Compensation Committee will determine the size of each award to be granted (including, where applicable, the number of Shares to which an award will relate), and all other terms and conditions of each award (including any exercise price, grant price, or purchase price, any restrictions or conditions relating to transferability, forfeiture, exercisability or settlement of an award, and any schedule or performance conditions for the lapse of such restrictions or conditions, and accelerations or modifications, in each case based on such considerations as the Compensation Committee may determine). The Compensation Committee will have the authority to delegate any or all of its authority to the extent such delegation is consistent with applicable law.

Terms and Conditions of Options

In no event will the exercise price of any option be less than the Market Value (as defined below) of a Share on the date of grant. Except in the event of an adjustment, as described below under the heading “Adjustments,” the exercise price of any outstanding option to purchase Shares or an outstanding stock appreciation right may not be reduced, nor may an outstanding option to purchase Shares or stock appreciation right be cancelled in exchange for a new award with a lower (or no) purchase price or for cash, without stockholder approval. “Market Value” means the average closing price (or the average mean of the closing bid and asked prices for a Share) of the Company’s Common Stock reported on the Company’s principal stock exchange, NYSE MKT, for the five (5) most recent trading days prior to the date of grant.

Stand-Alone, Additional, Tandem, and Substitute Awards

The Compensation Committee may, in its discretion, grant awards under the Plan alone or in addition to, in tandem with, or in substitution or exchange for, any other award granted under the Plan or under another plan of the Company, any Subsidiary, or any business entity that may be acquired by the Company or a Subsidiary, or any other right of a participant to receive payment from the Company or any Subsidiary.

Eligibility

Individuals who are (i) employees (including officers) of the Company or any Subsidiary, (ii) Non-Employee Directors, (iii) any other individual or entity who provides substantial personal services to the Company or any Subsidiary, and (iv) any individual who has agreed to become an employee of the Company or a Subsidiary are eligible to receive awards under the Plan, if selected by the Compensation Committee in its discretion.

Per Participant Limitations

In any calendar year, no individual may be granted stock-based awards under the Plan that relate to more than 500,000 Shares, or cash-based awards that can be settled for more than $500,000.

Certain Performance-Based Awards

The Compensation Committee may grant performance awards, which may be cash-denominated awards or stock-based awards. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition to the grant, exercise or settlement of the performance awards. Performance may be measured over a period of any length specified by the Compensation Committee, up to ten (10) years. If so determined by the Compensation Committee, the business criteria used by the Compensation Committee in establishing performance goals applicable to performance awards to the named executive officers will be based on one or more of the following individual, corporate-wide or subsidiary, division or operating unit financial measures: (1) pre-tax or after-tax net income; (2) pre-tax or after-tax operating income; (3) gross revenue; (4) profit margin; (5) stock price (including market capitalization; (6) cash flow(s); (7) market share; (8) pre-tax or after-tax earnings per share; (9) pre-tax or after-tax operating earnings per share; (10) expenses; (11) return on equity; and (12) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, goals relating to acquisitions or divestitures, clinical goals, distribution and development goals, sales force goals and strategic alliance goals.

Each such goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on current internal targets and/or the past performance of the Company (including the performance of one or more subsidiaries, divisions and/or operating units), and in the case of earnings-based measures, may use or employ comparisons relating to capital (including, but not limited to, the cost of capital), stockholders’ equity and/or shares outstanding, or to assets or net assets.

Adjustments

In the event of any change in the outstanding shares of Common Stock by reason of any Share dividend or split, reorganization, recapitalization, merger, amalgamation, consolidation, spin-off, combination or exchange of shares of Common Stock, repurchase, liquidation, dissolution or other corporate exchange, any large, special and non-recurring dividend or distribution to stockholders, or other similar corporate transaction, the Compensation Committee shall make such substitution or adjustment as is equitable and appropriate in order to preserve, without enlarging, the rights of participants, as to (i) the number and kind of Shares which may be delivered pursuant to awards, (ii) the number and kind of Shares subject to or deliverable in respect of outstanding awards, and (iii) the exercise price, grant price or purchase price relating to any award. In addition, the Compensation Committee shall make such equitable and appropriate adjustments in the terms and conditions of, and the criteria included in, awards (including cancellation of awards in exchange for the intrinsic (i.e., in-the-money) value, if any, of the vested portion thereof, substitution of awards using securities or other obligations of a successor or other entity, acceleration of the expiration date for awards, or adjustment to performance goals in respect of awards) in recognition of unusual or nonrecurring events (including events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, if any such event will result in the acquisition of all or substantially all of the Company’s outstanding shares of Common Stock, then if the document governing such acquisition (e.g., merger agreement) specifies the treatment of outstanding awards, such treatment shall govern without the need for any action by the Compensation Committee.

Amendment, Termination

The Compensation Committee may amend, suspend, discontinue, or terminate the Plan or the Board of Director’s authority to grant awards under the plan without stockholder approval, except as required by law or regulation. Unless earlier terminated, the Plan will terminate ten years after its approval by stockholders.

Federal Income Tax Implications of the Plan

The Federal income tax consequences arising with respect to awards granted under the Plan will depend on the type of the award. As a general rule, the recipient will recognize ordinary income at the time of payment of cash, or delivery of actual Shares. Future appreciation on Shares held beyond the ordinary income recognition event will be taxable to the recipient at capital gains rates when the Shares are sold. The Company as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and the Company will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient. Exceptions to these general rules may arise under the following circumstances, among others: (i) if Shares, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment or performance-related condition, ordinary income taxation and the Company’s tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to include the amount in income notwithstanding the risk of forfeiture); (ii) if an employee is granted an option that qualifies as “incentive stock option”, no ordinary income will be recognized (but rather any gain recognized will be capital), and the Company will not be entitled to any tax deduction, if Shares acquired upon exercise of such option are held at least one year from the date of exercise and two years from the date of grant; (iii) the Company will not be entitled to a tax deduction for compensation attributable to awards granted to one of its named executive officers, if and to the extent such compensation does not qualify as “performance based” compensation Code Section 162(m), and such compensation, along with any other non-performance-based compensation paid in the same calendar year to such individual, exceeds $1 million, and (iv) an award may be taxable at 20 percentage points above ordinary income tax rates at the time it becomes vested, even if that is prior to the delivery of the cash or stock in settlement of the award, if the award constitutes “deferred compensation” under Code Section 409A, and the requirements of Code Section 409A are not satisfied. The foregoing provides only a general description of the application of federal income tax laws to certain awards under the Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

New Plan Benefits under the Plan

Awards under the Plan generally will be granted in the discretion of the Compensation Committee. Accordingly, future benefits that would be received by the executive officers and other eligible employees under the proposed Plan cannot be determined at this time.

Equity Compensation Plan Information

A summary of our securities authorized for issuance under equity compensation plans as of March 31, 2014 is set forth on page 26 of this proxy statement and additional information is included in the Company’s Annual Report on Form 10-K filed with the SEC on March 11, 2014.

Required Vote

The proposal to approve the adoption of the InfuSystem Holdings, Inc. Equity Plan (Proposal 3) will require the affirmative vote of a majority of the votes cast by the shares of the Company’s Common Stock issued and outstanding as of the Record Date that are present at the Annual Meeting, in person or by proxy, and entitled to vote. Abstentions will be treated as votes “against” the proposal. Broker non-votes and failures to vote will have no effect on the outcome of the vote.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 3 TO APPROVE THE INFUSYSTEM HOLDINGS, INC. EQUITY PLAN.

PROPOSAL 4 —

ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION

Pursuant to Section 14A to the Exchange Act adopted in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing stockholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers. Such a “say-on-pay” vote gives our stockholders the opportunity to express their views on the Company’s executive compensation policies and programs and the compensation paid to the named executive officers.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by approving the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in the Company’s proxy statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and accompanying narrative disclosure.”

The Board of Directors recommends a vote FOR approval of the advisory resolution in this Proposal 4 because it believes that the Company’s executive compensation policies and practices are effective in incentivizing our named executive officers to achieve the Company’s goals of growth and sustained financial and operating performance, aligning executives’ interests with those of the stockholders, and attracting, retaining, motivating and rewarding highly talented executives. Please refer to “Executive Officers” and “Executive Compensation” in this proxy statement, including the tabular and narrative disclosure regarding executive compensation, for details about our executive compensation policies and programs and information about the fiscal year 2013 and current compensation of our named executive officers.

The vote on this Proposal 4 is advisory and therefore not binding on the Company, the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee will review and consider the voting results in future decisions regarding executive compensation.

Required Vote

The proposal to approve, by advisory vote, the compensation paid to our named executive officers (Proposal 4), will require the affirmative vote of a majority of the shares of the Company’s Common Stock present at the Annual Meeting, in person or represented by proxy, and entitled to vote. Abstentions will be treated as votes “against” the proposal. Broker non-votes and failures to vote will have no effect on the outcome of the vote.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 5  —

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected BDO USA, LLP as the independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2014. The Board of Directors is submitting the appointment of BDO USA, LLP to the stockholders for ratification as a matter of good corporate practice.

In the event that the stockholders fail to ratify the appointment of BDO USA, LLP, the Audit Committee will reconsider its selection of audit firms, but may decide not to change its selection. Even if the appointment is ratified, the Audit Committee may appoint a different independent registered public accounting firm at any time if it determines that such a change would be in the best interest of the Company’s stockholders.

Representatives of BDO USA, LLP are expected to be present at the Meeting.

Please see “Independent Auditors’ Fees” for a discussion of the fees paid by the Company to its predecessor auditor, Deloitte, for the fiscal years ended December 31, 2013 and December 31, 2012.

Required Vote

Abstentions and broker non-votes will be treated as votes “against” the proposal. Failures to vote will have no effect on the outcome of the vote.

Recommendation

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

EXECUTIVE OFFICERS

The Company’s executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors. Set forth below are the names and certain biographical information regarding the Company’s executive officers.

Name	Age	Position
Ryan Morris (1)	30	Executive Chairman of the Board and Director
Eric K. Steen (1)	57	Chief Executive Officer, President and Director
Jonathan P. Foster	50	Chief Financial Officer
Janet Skonieczny	55	Chief Operating Officer, Compliance Officer and Privacy Officer
Mike McReynolds	45	Chief Information Officer

(1)	See “Directors” for biographical information regarding Messrs. Morris and Steen.

Jonathan P. Foster

Jonathan P. Foster has served as the Company’s Chief Financial Officer since March 2012. Mr. Foster has held a variety of executive and senior financial positions with public and private companies. From 2011 to 2012, Mr. Foster served as Interim Director of Finance & Accounting for LSG Sky Chefs USA, Inc., in Dallas, Texas, a subsidiary of LSG Lufthansa Service Holding AG, headquartered in Germany. From 2000 to 2011, Mr. Foster served as majority owner and President of United Credit, Inc. and as founder and Chief Executive Officer of two other companies focused on the consumer finance and collateral protection insurance markets, Advance Today, LLC, and Furobos Reinsurance Ltd. Mr. Foster was the Chief Financial Officer and Executive Vice President of Drypers Corporation, a global consumer products company with operations in North and South America, Asia, and Europe, from 1996 to 2000. From 1991 to 1996, Mr. Foster served as Chief Financial Officer of Dickson Weatherproof Nail Company, a private company based in Houston and Chicago, and in controller and treasurer positions with divisions of Schlumberger Ltd. Mr. Foster began his accounting career in 1985 with the Enterprise Group of Deloitte & Touche LLP in Charlotte, North Carolina, and later became a manager in their Middle Market Group in Atlanta, Georgia. Mr. Foster is a Certified Public Accountant in South Carolina and is a member of the AIPCA, from which he received a Chartered Global Management Accountant designation. Mr. Foster earned his B.S. in Accounting from Clemson University. Mr. Foster has served on the Board of Directors for the Easley Baptist Hospital Foundation from 2006 to 2012 and has also served in public office as a member of the Board of Financial Institutions, which is responsible for regulating state chartered banks and other state chartered financial institutions, for the State of South Carolina from 2006 to 2012.

Janet Skonieczny

Janet Skonieczny became the Company’s Chief Operating Officer in January 2013. Prior to 2013, she served as the Company’s Vice President of Operations, Compliance Officer and Privacy Officer since November 2007 and as Vice President of Operations of InfuSystem, Inc. the Company’s wholly-owned subsidiary, since 1998. Further, she served as the Company’s Corporate Secretary from 1997 to May 2012. During her tenure, she has facilitated the development and implementation of third party billing programs, assisted in the integration of those programs with inventory and tracking systems and led the development and implementation of the Company’s Compliance and Privacy Programs. From 1988 until 1994 she was Office Manager, and from 1990 until 1998 Operations Manager for Venture Medical, a predecessor company to InfuSystem, Inc., which commenced business operations in 1988. At Venture Medical, she played key managerial roles in several business, including Nova Healthcare Industries, a manufacturer and designer of speculum sheath protectors used in gynecologic procedures, Medical Reimbursement Solutions, a third-party billing company that formatted and transmitted billing claims on behalf of infusion centers, physicians and hospitals and Aventric Medical, Inc., a Midwest distributor of high-tech equipment such as pacemakers, cardiac imaging devices and drug delivery systems. Ms. Skonieczny has an Associates in Science (AS) degree from Ferris State University and also is certified as a Cardiovascular Technologist (CCVT).

Mike McReynolds

Mike McReynolds has served as the Company’s Chief Information Officer since April 2013. Prior to this appointment, Mr. McReynolds served as President of OxiArmor, LLC, a nationwide provider of solutions-based antimicrobial service that offers new technology within Infection Control to healthcare, commercial and residential markets from 2012 to 2013. Prior to that Mr. McReynolds served as Chief Information Officer of RecoverCare, LLC, a nationwide provider of Bariatric Support Surfaces, Therapeutic Support Surfaces, Wound Care and Safe Patient handling Equipment, from 2006 to 2011, where he facilitated the development of a web based Wound Tracking Software and integrated multiple large clients with EDI ordering and billing. Mr. McReynolds earned his B.S. in Business Administration from Emporia State University.

EXECUTIVE COMPENSATION

Smaller Reporting Company Status

The Company is a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K. As a “smaller reporting company,” the Company is permitted to provide the scaled disclosure required by Items 402(m)-(r) of Regulation S-K in lieu of the more extensive disclosure required of other reporting companies.

Summary Compensation Table

The following table sets forth the compensation of the executive officers of the Company for the fiscal years ended December 31, 2013 and 2012. Only compensation for years in which the named executive officer served in such capacity is presented.

Name and Principal Position	Year	Salary ( $ )		Bonus ( $ )		Stock Awards ($ ) (4)		Option Awards ( $ ) (4)		Non-Equity Incentive Plan Compensation ( $ )		All Other Compensation ( $ ) (5)		Total ( $ )
Eric Steen Chief Executive Officer (3)	2013		$291,231		$147,656		$—		$508,084		$—		$23,860		$970,831

Dilip Singh Chief Executive Officer (1)	2013 2012	$ $	111,118 200,769	$ $	166,667 500,000	$ $	— —	$ $	— 285,261	$ $	— —	$ $	87,095 2,843	$ $	364,880 988,873

Jonathan Foster (2)(6)	2013 2012	$ $	494,462 488,846	$ $	20,000 —	$ $	— —	$ $	— —	$ $	38,015 —	$ $	2,353 338	$ $	554,830 489,184

Janet Skonieczny Chief Operating Officer, Compliance Officer, Privacy Officer	2013 2012	$ $	248,842 212,693	$ $	110,938 240,304	$ $	— —	$ $	76,202 —	$ $	— —	$ $	16,152 13,861	$ $	452,134 505,356

(1)	Mr. Singh was appointed Chief Executive Officer on April 24, 2012. On March 31, 2013, he resigned from the position.
(2)	Mr. Foster was appointed Chief Financial Officer, effective March 16, 2012.
(3)	Mr. Steen was appointed Chief Executive Officer, effective April 1, 2013. Mr. Steen’s salary includes $219,231 earned pursuant to his Employment Agreement and $72,000 paid pursuant to this Consulting Agreement, as described beginning on page 24 of this Proxy Statement.
(4)	In accordance with the SEC’s proxy disclosure rules, included in the “Stock Awards” and “Option Awards” columns are the aggregate grant date fair values of restricted stock awards and stock option awards made during the respective fiscal years computed in accordance with FASB ASC Topic 718. The measurement objective of FASB ASC Topic 718 is to estimate the fair value at the grant date of the equity instruments that the entity is obligated to issue when employees have rendered the requisite service and satisfied any other conditions necessary to earn the right to benefit from the instruments (for example, to exercise share options). That estimate is based on the share price and other pertinent factors, such as expected volatility at the grant date. The grant date fair value of an award reflects the accounting expense and may not represent the actual value that will be realized. For a discussion of the assumptions used in computing this valuation, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 11 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.
(5)

The Company matches 50% of all employee 401(k) contributions up to a maximum of 4% of a participant’s eligible salary, or certain statutory limits. All Other Compensation for 2013 consists of the following: (i) for Mr. Steen, $860 for life insurance benefits, $20,000 for relocation assistance and $3,000 for 401(k) match ; (ii) for Mr. Singh, $953 for life insurance benefits, $83,333 for a severance payment and $2,809 for 401(k) match; (iii) for Mr. Foster, $771 for life insurance benefits and $1,582 for 401(k) match; and (iv) for Ms. Skonieczny, $10,500 for an automobile allowance, $552 in life insurance benefits and $5,100 for 401(k) match. All Other Compensation for 2012 consists of the following: (i) for Mr. Singh, $1,320 for life insurance benefits and $1,523 for 401(k) match; (ii) for Mr. Foster, $338 for life insurance benefits; and (iii) for Ms. Skonieczny, $10,533 for an automobile allowance, $2,895 for 401(k) match and $433 in life insurance benefits.
(6)	See the description of the Incentive Compensation Plan beginning on page 28 of this Proxy Statement.

Outstanding Equity Awards at Fiscal Year End

The following table shows all unexercised options, stock that has not vested and stock incentive plan awards for each of the named executive officers as of December 31, 2013:

	Option Awards:					Stock Awards:
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Eric Steen	—	400,000 300,000	$ $	2.75 1.75	04/01/23 04/01/23	—	$—
Dilip Singh (2)	500,000	—		$2.25	04/24/15	—	$—
Jonathan Foster	—	—		$—		—	$—
Janet Skonieczny	—	110,000		$1.51	01/02/16	13,298	$28,458

(1)	Represents unvested restricted shares of common Stock multiplied by $2.14, the closing price of the Company’s Common Stock on December 31, 2013, as quoted by the NYSE MKT.
(2)	Mr. Singh exercised all 500,000 options on April 6, 2014 and the Company withheld 407,018 shares of Common Stock in satisfaction of the exercise price. Mr. Singh was responsible for all tax withholdings.

Agreement with Eric Steen

Pursuant to an Employment Agreement (the “Steen Employment Agreement”) effective as of April 1, 2013, Eric Steen was named Chief Executive Officer and is entitled to receive (i) a base salary of $300,000 for the agreement’s initial term of twelve (12) months (the “Initial Term”) and (ii) an annual performance bonus of up to 75% of his base salary, or $225,000 in the initial term, based upon satisfaction of performance objectives to be developed by the Compensation Committee. Mr. Steen is also eligible for additional discretionary bonuses based on the achievement of certain specified goals established by the Compensation Committee. After the Initial Term, the Steen Employment Agreement will renew automatically for additional twelve (12) month terms, unless earlier terminated. Mr. Steen further received, pursuant to the terms of an Inducement Stock Option Agreement by and between the Company and Mr. Steen, dated as of April 1, 2013, 700,000 inducement stock options outside the Company’s 2007 Stock Incentive Plan, of which 300,000 options have an exercise price of $1.75 and 400,000 options have an exercise price of $2.75 (all options granted to Mr. Steen pursuant to the Inducement Stock Option Agreement, the “Inducement Options”). The Inducement Options were granted on April 1, 2013 and will vest over a four-year period, with 25% vesting on the first anniversary of the grant date and the remaining Inducement Options vesting pro rata monthly in the thirty-six months thereafter. The Inducement Options will expire on the tenth anniversary of their grant date. In the event of Mr. Steen’s death or permanent disability, his employment will immediately terminate. Mr. Steen would be entitled to (i) the unpaid base salary earned for services rendered through the date of his death or permanent disability, (ii) any accrued but unpaid incentive compensation earned in the previous year (“Bonus Amount”) as of the date of his death or permanent disability, (iii) the accrued but unpaid paid time off (“PTO”) earned through the date of his death or permanent disability, and the (iv) limited death, disability, and/or income continuation benefits. In the event Mr. Steen is involuntarily terminated by the Company without cause (as defined in his Employment Agreement), Mr. Steen will be entitled to receive the unpaid base salary earned for services rendered through the date of such termination, (ii) any accrued and unpaid Bonus Amount, (iii) the accrued but unpaid PTO, (iv) unreimbursed amounts to which he is entitled to reimbursement under the Steen Employment Agreement, and (v) a severance payment, in an aggregate amount equal to six months of Mr. Steen’s then-current base salary. Additionally, in the event of Mr. Steen’s involuntary termination by the Company without cause, the vesting of the Inducement Options that would have otherwise vested in the twelve months following the date of termination will accelerate and become exercisable for a period of three (3) months. If Mr. Steen dies while the Inducement Options are outstanding, then personal representative or beneficiary under his will or in accordance with the laws of inheritance will have the right to exercise vested Inducement Options until the expiration date of the Inducement Options or for twelve (12)-months, whichever is earlier. If Mr. Steen becomes permanently disabled, he will have until the expiration date of the Inducement Options or a period of twelve (12) months to exercise vested Inducement Options, whichever is earlier. If Mr. Steen terminates his employment with the Company voluntarily, unvested Inducement Options will immediately terminate and cease to be exercisable and Mr. Steen will have until the expiration date of the Inducement Options or a period of three (3) months to exercise vested Inducement Options, whichever is earlier. If Mr. Steen is terminated for cause, he will be entitled to receive any (i) unpaid base salary earned for services rendered through the date of his termination, (ii) accrued but unpaid Bonus Amount as of the date of his termination, (iii) accrued but unpaid PTO earned through the date of his termination, and (iv) unreimbursed relocation expenses. If Mr. Steen is terminated for cause, the Inducement Options will terminate immediately, whether or not then exercisable. The vesting of the Inducement Options may be also accelerated by the Compensation Committee, in its sole discretion. Mr. Steen, pursuant to his employment agreement is also eligible for additional option grants as determined by the Compensation Committee. Mr. Steen is entitled to the reimbursement of reasonable relocation expenses not to exceed $20,000. On March 6, 2014, the Compensation Committee of the Board of Directors (the “Compensation Committee”) approved and authorized the Company to reimburse Mr. Steen up to an additional $75,000 for relocation expenses, representing a total reimbursement right of up to $95,000. Additionally, on March 6, 2014, the Compensation Committee approved Mr. Steen’s 2013 annual performance bonus pursuant to the Steen Employment Agreement in the amount of $147,656.25. The Compensation Committee also authorized a grant to Mr. Steen of the option to purchase 60,000 shares of the Company’s Common Stock at an exercise price of $3.00 per share. The option vests in equal monthly installments over a three-year period, expires after five (5) years and is otherwise exercisable in accordance with the Company’s 2007 Stock Incentive Plan. Mr. Steen will accrue paid time off at a rate of four weeks per year. Any accrued paid time off that remains unused after the Initial Term shall roll over into any renewal terms.

The Company must provide Mr. Steen with six months advance notice of an involuntary termination of Mr. Steen’s employment other than for cause. In such event and in exchange for the execution of a general release, Mr. Steen will be entitled to a severance payment in an amount equal to six months of Mr. Steen’s then-current base salary, in addition to Mr. Steen’s accrued and unpaid base salary, bonus amount in respect of the immediately preceding calendar year, paid time off and reimbursements through the date of such termination.

Mr. Steen is subject to a two-year non-solicitation provision for soliciting customers or employees or diverting business from the Company and a two-year non-competition provision for employment with or participation in a competitive business in the United States, Canada, Mexico or other country in which the Company has conducted business, the latter of which may be extended by one year if the Company pays his annual base salary as of the date of his termination of service. The Employment Agreement contains customary confidentiality, non-disparagement, protection of Company proprietary information, protection of Company intellectual property, and indemnification provisions applicable to the duration of Mr. Steen’s employment and thereafter. The Employment Agreement does not contain provisions related to a change in control.

Agreement with Jonathan Foster

Pursuant to an amended Consulting Agreement (“First Amendment”) between the Company and Mr. Foster dated August 14, 2012, Mr. Foster continued to serve as Chief Financial Officer as an employee of the Company through March 16, 2013; and pursuant to an amendment (“Second Amendment”) dated February 9, 2013,

Mr. Foster continued to serve through June 30, 2013 (the “Term”). Under this agreement, (i) Mr. Foster’s fee continued to be paid $25,000 on the 15th day and the last day of each month during the Term; (ii) the Term was automatically renewable for successive one month periods until the Company provides at least sixty days advance notice of termination; (iii) Mr. Foster received a bonus of $20,000 on March 16, 2013; (iv) in the event of a “change in control,” as defined in the agreement, within 15 days after the occurrence of the change in control, Mr. Foster would be paid $125,000 plus the sum of all fees that would have been paid by the Company from the date of the change in control until June 30, 2013, up to a maximum of five (5) months; and (iv) the Company reimbursed Mr. Foster for legal expenses incurred in connection with negotiating the amended Consulting Agreement. The Consulting Agreement and all amendments terminated on August 31, 2013.

Pursuant to an Employment Agreement between the Company and Mr. Foster, signed on July 1, 2013, and effective September 1, 2013, Mr. Foster continued to serve as Chief Financial Officer. The material terms of Mr. Foster’s Employment Agreement are as follows: Mr. Foster will receive an annual base salary of $257,000 initially, subject to increase in the discretion of the Company, in addition to employment benefits generally available to other Company employees and reimbursement for business-related and continuing professional education expenses.

Mr. Foster will participate in an Incentive Compensation Plan (the “Incentive Plan”), pursuant to which (a) he will have the opportunity to earn an annual cash bonus equal to 50% of his then-current base salary with a target of based on the Company’s satisfaction of EBITDA and revenue performance goals determined by the Compensation Committee and Mr. Foster’s achievement of individual performance objectives relating to his position and established by the Company’s Chief Executive Officer. Assuming his achievement of threshold individual objectives, Mr. Foster’s actual cash bonus under this annual bonus plan will depend on the Company’s achievement in relation to the established corporate targets, ranging from 25% of his then-current base salary at 80% achievement of the corporate targets, to 75% of his then-current base salary at 120% achievement of the corporate targets.

Also under the Incentive Plan, Mr. Foster will have the opportunity to earn a long term incentive, a cash bonus at the end of three years, and then each year thereafter (based on corporate performance over the three previous years), an annual cash bonus of a target of 50% of his then-current base salary based on satisfaction of three year Company operating performance goals established by the Compensation Committee. Mr. Foster’s actual cash bonus under this long term incentive plan will depend on the Company’s achievement of the three-year operating goals, ranging from 12.5% of his then-current salary at 80% achievement of the corporate targets, to 75% of his then-current base salary at 120% achievement of the corporate targets.

The Incentive Plan applies for calendar year periods. Payouts under the Incentive Plan are pro-rated for the period of service within the Incentive Plan year. For 2013, Mr. Foster’s eligible payouts under the Incentive Plan are pro-rated based on an effective participation date of September 1, 2013. While Mr. Foster is a participant in the Incentive Plan, unless otherwise agreed by the Board (as in the case of the retention bonus described below), he will not be eligible to participate in other bonus, incentive or commission plans offered by the Company. Mr. Foster must be employed with the Company in good standing as of the end of the plan year in order to receive an annual or long term incentive payment. The Board may amend the terms of the Incentive Plan in its sole discretion, including terminating the Incentive Plan without prior notice. Any action by Mr. Foster relating to the Incentive Plan must be brought within 180 days of the event giving rise to the claims.

Mr. Foster is subject to a one-year non-solicitation provision for soliciting customers or employees or diverting business from the Company and a two-year non-competition provision for employment with or participation in a competitive business in the United States, Canada, Mexico or other country in which the Company has conducted business, the latter of which may be extended by one year if the Company pays his annual base salary as of the date of his termination of service. The Employment Agreement contains customary confidentiality, non-disparagement, protection of Company proprietary information, protection of Company intellectual property, and indemnification obligations applicable to the duration of Mr. Foster’s employment and thereafter. The Employment Agreement does not contain provisions related to a change in control.

In the event of a termination of Mr. Foster’s employment for any reason, Mr. Foster will receive all accrued and unpaid compensation through his date of termination and any Incentive Plan award earned, but not yet paid in respect of the immediately preceding calendar year. In the event Mr. Foster’s employment is terminated for any reason other than by the Company for cause (as defined in the Employment Agreement) the upon execution of a general release, Mr. Foster will be entitled to the continuation of his salary and health insurance benefits for a period of nine months.

Agreement with Janet Skonieczny

Pursuant to an Employment Agreement with Ms. Skonieczny dated November 12, 2007, Ms. Skonieczny was entitled to receive $200,000 per year and 100,000 shares of restricted stock, which vested 25% on the date of grant and equally on each of the three anniversaries of the grant date. Ms. Skonieczny was eligible to receive customary employee benefits available to all full-time employees of the Company and was eligible to receive a bonus subject to annual adjustment. Upon termination of Ms. Skonieczny’s employment other than by the Company without cause, Ms. Skonieczny was also subject to certain non-competition, confidentiality and non-disparagement obligations.

Pursuant to an amended and restated Employment Agreement with Ms. Skonieczny dated January 2, 2013, Ms. Skonieczny was named Chief Operating Officer and is entitled to receive (i) an annual salary of $250,000, an annual cash bonus award of up to $125,000, with the opportunity to increase the annual bonus up to $250,000 at the Company’s discretion; (ii) options for 110,000 shares of the Company’s Common Stock, of which one-third of such options shall vest on each of the next three anniversaries of the grant date, provided she remains employed on such dates and such options will immediately vest in the event she is terminated within six (6) months of a change in control and; (iii) customary employee benefits available to all full-time employees of the Company. Upon termination of Ms. Skonieczny’s employment by the Company without cause, Ms. Skonieczny shall be entitled to all accrued and unpaid salary, any bonus earned in the previous year, pro-rata vesting of outstanding options and restricted stock, a pro-rata bonus for the then current year, assuming full achievement of performance targets, and one year of base salary paid over one year. In the event Ms. Skonieczny’s employment is terminated other than by the Company without cause (as defined in her Employment Agreement), Ms. Skonieczny will be entitled to receive all accrued and unpaid salary, benefits and other compensation, including any bonus earned in the previous year. She will also be subject to a two-year non-competition provision and customary confidentiality, non-disparagement, protection of Company proprietary information, protection of Company intellectual property, and indemnification obligations for the duration of her employment and thereafter.

Retention Bonus Agreements with Executive Officers

On July 2, 2013, the Company entered into retention agreements (the “Retention Agreements”) with each of the Company’s named executive officers and certain other key employees in order to compensate for additional job duties in connection with, and to retain necessary Company personnel through, a potential change in control transaction (as defined below). These Retention Agreements provided recipients with cash award payments in the event that a change in control of the Company occurred on or before March 31, 2014, provided that participants were employed with the Company through the closing date of such a transaction, or thirty days prior to such date, if such employment does not terminate by reason of voluntary resignation, retirement or termination for cause prior to the closing date. A change in control is defined as (i) the acquisition by any person, other than the Company or the Company’s parent or any of the parent’s subsidiaries, of beneficial ownership of 50% or more of the combined voting power of the Company’s then outstanding voting securities; or (ii) the purchase of a majority of the shares of common stock of the Company under a tender offer or exchange offer, other than an offer by the Company or the Company’s parent or any of the parent’s subsidiaries; or (iii) completion of a merger, liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company, in each case that does not result in the Company’s parent retaining direct or indirect control of the

Company. For purposes of the Retention Agreements, a change in Control event shall also be deemed to have occurred if a change in control occurs with InfuSystem Holdings by March 31, 2014, substituting “InfuSystem Holdings” for “the Company” in the definition above.

Under the Retention Agreements, Mr. Foster and Ms. Skonieczny would receive nine months of their then-current base salary, and Mr. Steen would receive one year of his then-current base salary, upon the closing of a transaction that resulted in a change in control. Such amounts would be paid in three one-third installments within 30 days of the following dates: 1) the closing of a change in control transaction; 2) six months after the first payment; and 3) one year after the first payment or any involuntary termination of the executive officer’s employment.

Equity Compensation Plan Information

The following table provides information as of April 5, 2014 with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights	Weighted average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)(3)(4)	1,107,626	$1.91	108,548
Equity compensation plans not approved by security holders (2)	800,000	$2.25	—

Total	1,907,626	$2.05	108,548

(1)	This amount includes 454,292 shares of Common Stock issuable upon the vesting of certain time restricted stock awards (the “Restricted Stock Awards”) and 653,334 shares of Common Stock issuable upon the exercise of stock option awards.
(2)	The Company has, since December 31, 2012, made additional option grants outside of the Plan. As described in the Company’s Current Report on Form 8-K filed on March 14, 2013, the Company issued inducement stock options to purchase 700,000 shares of the Company’s Common Stock to Eric K. Steen, the Company’s Chief Executive Officer, pursuant to the terms of an Inducement Stock Option Agreement effective April 1, 2013 pursuant to which (i) 300,000 options have an exercise price of $1.75 and 400,000 options have an exercise price of $2.75, (ii) all of Mr. Steen’s options vest over a four-year period, with 25% vesting on the first anniversary of the grant date and the remaining options vesting pro rata monthly in the thirty-six months thereafter, (iii) the options will expire on the tenth anniversary of their grant date, and (iv) in the event Mr. Steen is involuntarily terminated by the Company without cause, the vesting of the options that would have otherwise vested in the twelve months following the date of termination will accelerate and become exercisable. The vesting of Mr. Steen’s options may be accelerated by the Compensation Committee, in its sole discretion. Further, as described in the Company’s Current Report on Form 8-K filed on May 2, 2013, the Company issued inducement stock options to purchase 100,000 shares of the Company’s Common Stock to Michael McReynolds, the Company’s Chief Information Officer, pursuant to the terms of an Employment Agreement effective April 29, 2013 pursuant to which (i) the options have an exercise price of $1.75 per share, (ii) vest one-third on each of the next three (3) anniversaries of the grant date, provided that Mr. McReynolds is employed by the Company on each of these dates, (iii) the options will expire on the seventh anniversary of their grant date, and (iv) in the event that Mr. McReynolds is involuntarily terminated (x) by the Company without cause within six months of a change in control of the Company, his options will immediately accelerate and become exercisable, and (y) otherwise by the Company without cause, his options will vest pro rata based on the length of his service in the year of the termination of his employment.

(3)	Shares of Common Stock issuable pursuant to the 2007 Stock Incentive Plan. All of the securities remaining available for future issuance under the 2007 Stock Incentive Plan could be issued other than upon the exercise of options or rights.
(4)	As of December 31, 2013, (i) 2,047,626 shares of Common Stock were issuable upon the exercise of outstanding options, including 454,292 shares of Common Stock issuable upon the vesting of the Restricted Stock Awards and 1,593,334 shares of Common Stock issuable upon the exercise of stock option awards; (ii) the weighted average exercise price of outstanding options was $2.04; and (iii) 168,548 shares of Common Stock remain available for future issuance under equity compensation plans (excluding securities reflected in (i), above).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of March 31, 2014, in each case including shares of Common Stock which may be acquired by such persons within 60 days, by:

•

each person known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock based solely upon the amounts and percentages contained in the public filings of such persons;

•	each of the Company’s current executive officers and directors; and

•	all of the Company’s current executive officers and directors as a group.

Name of Beneficial Owners	Number of Shares	Percent**
Greenwood Investments, Inc. (1)	2,145,348	9.7%
Steve Tannenbaum (1)	2,145,348	9.7%
Greenwood Capital Limited Partnership (1)	1,283,349	5.8%
Minerva Advisors, LLC (10)	1,868,962	8.4%
Global Undervalued Securities Master Fund, L.P. (2)	1,850,000	8.3%
Kleinheinz Capital Partners, Inc. (2)	1,850,000	8.3%
John Kleinheinz (2)	1,850,000	8.3%
Ryan Morris (3)(4)(5)(9)	1,552,405	7.0%
Meson Capital Partners LLC (3)(9)	1,552,405	7.0%
Meson Capital Partners LP (3)	1,552,405	7.0%
Leap Tide Capital Management, LLC (6)	1,383,313	6.2%
Jan Loeb (6)	1,383,313	6.2%
Austin W. Marxe, David M. Greenhouse and Adam C. Stettner (7)	1,170,602	5.3%
Special Situations Life Sciences Fund, L.P. (7)	1,170,602	5.3%
PVF-ST, LP (1)	465,776	2.1%
Wayne Yetter (4)(9)	447,925	2.0%
MGPLA, LP (1)	396,223	1.8%
David C. Dreyer (4)(9)	225,833	1.0%
Joseph Whitters (4)(9)	120,833	*
Janet Skonieczny (5)(8)	144,252	*
Eric Steen (4)(5)(9)	222,500	*
Jonathan P. Foster (5)	5,000	*
All directors and officers as a group (7 individuals)	2,718,748	12.2%

*	Less than 1%
**	Based on 22,192,258 shares of Common Stock outstanding as of March 31, 2014. Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2014, as well as shares of restricted stock which vest within 60 days of March 31, 2014 are deemed outstanding in addition to the 22,192,258 shares of Common Stock outstanding as of March 31, 2014 for purposes of computing the percentage ownership of the person holding the options or the person whose shares will vest, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(1)

Based solely on a review of Schedule 13G filed on February 14, 2014 by Steve Tannenbaum, Greenwood Capital Limited Partnership (“Greenwood Capital”), Greenwood Investments, Inc., (“Greenwood Investments”), MGPLA, LP and PVF-ST, LP. Greenwood Capital, PVF-ST and MGPLA each beneficially own 1,283,349, 465,776 and 396,223 shares of Common Stock, respectively. Each of Greenwood Capital, PVF-ST and MGPLA has the power to vote and dispose of the shares of Common Stock beneficially owned by it. Greenwood Investments, as the general partner of both Greenwood Capital and MGPLA, and the manager of PVF-ST, and Mr. Tannenbaum, as the president of Greenwood Investments, may be deemed to beneficially own 2,145,348 shares of Common Stock beneficially owned by Greenwood Capital, PVF-ST and MGPLA. Greenwood Investments, as the general partner of Greenwood Capital and MGPLA and manager of PVF-ST, and Mr. Tannenbaum, as the president of Greenwood Investments, have the power to vote and dispose of the 2,145,348 shares of Common Stock owned by Greenwood Capital, PV-ST and MGPLA. The business address of Mr. Tannenbaum, Greenwood Investments, Greenwood Capital, MGPLA and PVF-ST is 200 Clarendon Street, 25th Floor, Boston, Massachusetts 02116.
(2)	Based solely on a review of Amendment No. 2 to Schedule 13D filed on February 13, 2014 by Global Undervalued Securities Master Fund, L.P. (“Master Fund”), Kleinheinz Capital Partners, Inc. (“Kleinheinz”), and John Kleinheinz. Kleinheinz and Mr. Kleinheinz each may be deemed to beneficially own 1,850,000 shares of Common Stock beneficially owned by the Master Fund and Kleinheinz. Kleinheinz is the investment manager of Master Fund. Kleinheinz, Master Fund, and John Kleinheinz, as the principal of Kleinheinz and Master Fund, exercise shared voting and dispositive power over the 1,850,000 shares of Common Stock. The business address of Global undervalued Securities Master Fund, L.P., Kleinheinz Capital Partners, Inc. and John Kleinheinz is 301 Commerce Street, Suite 1900, Fort Worth, Texas 76102.
(3)	Based on a review of Amendment No. 4 to Schedule 13D filed on July 18, 2013 by Meson Capital Partners LP (“Meson LP”), Meson Capital Partners LLC (“Meson LLC”) and Ryan Morris and Forms 4 filed by Mr. Morris. Meson LP, Meson LLC and Mr. Morris may be deemed the beneficial owners of 1,487,850 shares of Common Stock owned by Meson LP, and over which Meson LP, Meson LLC and Mr. Morris have shared voting and dispositive power, as Meson LLC is the general partner of Meson LP and Mr. Morris is the managing member of Meson LP. Further, Mr. Morris owns and has sole voting and dispositive power over an additional 64,555 shares of Common Stock, and Meson LLC may be deemed to beneficially own such shares of Common Stock, as Mr. Morris is the managing member of Meson LLC. The business address of Meson LP and Meson LLC is 2687 California Street, San Francisco, CA 94115.
(4)	Director. Business address is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071.
(5)	Executive Officer. Business address is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071.
(6)	Based solely on a review of Schedule 13G filed on October 31, 2012 by Leap Tide Capital Management LLC (“Leap Tide”) and Jan Loeb. Mr. Loeb is the Managing Member of Leap Tide and may be deemed to beneficially own 1,383,313 shares of Common Stock beneficially owned by Leap Tide. Each of Leap Tide and Mr. Loeb has sole voting and dispositive power over the shares of Common Stock. The business address of Leap Tide and Mr. Loeb is 10451 Mill Run Circle, Suite 400, Owings Mills, MD 21117.
(7)	Based solely on a review of Schedule 13G filed on February 12, 2014 by Austin W. Marxe, David M. Greenhouse and Adam C. Stettner (collectively “Marxe, Greenhouse and Stettner). Marxe, Greenhouse and Stettner each beneficially owns 1,170,602 shares of Common Stock owned by Special Situations Life Sciences Fund, L.P. (“SSLS”), over which Marxe, Greenhouse and Stettner have shared voting and dispositive power, as Marxe, Greenhouse and Stettner are members of LS Advisors L.L.C., the general partner of SSLS. Marxe, Greenhouse and Stettner are also controlling principals of AWM Investment Company, Inc., the investment adviser to SSLS. The business address for Marxe, Greenhouse and Stettner is 527 Madison Avenue, Suite 2600, New York, NY 10022.
(8)	Ms. Skonieczny’s shares include shares of restricted stock which will vest within 60 days.
(9)	Mr. Steen’s, Mr. Dreyer’s, Mr. Morris’, Mr. Whitters’ and Mr. Yetter’s shares include options to purchase Common Stock which are exercisable within 60 days.
(10)	Based solely on a review of Schedule 13F filed on November 12, 2013 by Minerva Advisors, LLC (“Minerva”). Minerva has sole investment discretion over 1,136,762 shares of Common Stock and has shared investment discretion over 732,200 shares of Common Stock. The business address of Minerva is 50 Monument Road, Suite 201, Bala Cynwyd, PA 19004.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company’s Board of Directors and Audit Committee are responsible for reviewing and approving all transactions involving the Company and “related parties” (generally, directors, executive officers and stockholders owning five percent or greater of the Company’s outstanding stock and their immediate family members). The Board of Directors and Audit Committee approve all related party transactions in advance. The Board of Directors and Audit Committee consider all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director’s independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally. No member of the Board of Directors or the Audit Committee will participate in any review, consideration or approval of any related party transaction with respect to which such member or any of his or her immediate family members is the related person. The Board of Directors and Audit Committee will approve only those related party transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as determined in good faith. The Board of Directors and Audit Committee will review all related party transactions annually to determine whether it continues to be in the Company’s best interests.

Related Person Transactions

Operating Leases on Buildings in KansasMr. Thomas Creal, Executive Vice-President of First Biomedical, Inc. owns Jan-Mar LLC (“Jan-Mar”) and is the principal owner of the CW Investment Group LLC (“CW”). In connection with the Company’s June 2010 acquisition of First Biomedical, Inc., the Company entered into operating lease agreements with Jan-Mar and CW, each of which owns one of the two office buildings utilized by First Biomedical in Olathe, Kansas. Each lease has a term of thirty-six months, which commenced on July 1, 2010. The Company has extended those leases through the summer of 2014. Monthly rent payments to Jan-Mar and CW are $5,312 and $3,033, respectively. Effective March 2014, the Company no longer has related party transactions due to the retirement of Mr. Creal.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report on its activities during the fiscal year ended December 31, 2013. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.

The Audit Committee oversees the financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial reporting process, principles and internal controls as well as preparation of the Company’s financial statements.

In fulfilling its responsibilities, the Audit Committee appointed independent registered public accounting firm BDO USA, LLP (the “2013 Auditor”) for the fiscal year ended December 31, 2013. The Audit Committee reviewed and discussed with the 2013 Auditor the overall scope and specific plans for their audit. The Audit Committee also reviewed and discussed the Company’s audited financial statements and the adequacy of the Company’s internal controls with the 2013 Auditor and with management. The Audit Committee met with the 2013 Auditor, without management present, to discuss the results of the 2013 Auditor’s audits and the overall quality of the Company’s financial reporting.

The Audit Committee monitored the independence and performance of the 2013 Auditor, as well as discussed with the 2013 Auditor the matters required to be discussed by Statements on Auditing Standards No. 61, as amended. The Company’s 2013 Auditor has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the 2013 Auditor’s communications with the Audit Committee regarding independence and the Audit Committee has discussed 2013 Auditors’ independence with the 2013 Auditor and management. Based upon the review and discussions referred to above, the then constituted Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the SEC.

The Audit Committee has the sole authority to appoint the independent registered public accounting firm. As discussed in Proposal 5, the Audit Committee has determined that it is in the best interests of the Company and its stockholders to recommend that the Board of Directors ask the stockholders, at the Meeting, to ratify the appointment of BDO USA, LLP, as its independent registered public accounting firm.

Joseph Whitters, Chairman
David Dreyer
Wayne Yetter

April 8, 2014

INDEPENDENT AUDITORS’ FEES

The following presents aggregate fees billed to the Company for the fiscal years ended December 31, 2013 and December 31, 2012 by Deloitte & Touche LLP (“Deloitte”) and BDO USA, LLP (“BDO”), the Company’s former and current independent registered public accounting firm.

Audit Fees

There were $309,000 and $624,090 in audit fees billed by Deloitte for the fiscal years ended December 31, 2013 and 2012, respectively. These fees were for professional services rendered for audits of annual consolidated financial statements for the year ended December 31, 2012 and for reviews of the Company’s quarterly reports on Form 10-Q in 2012 and for the first quarter of 2013 and the proxy statement issued in 2013. In addition, there were $385,000 in audit fees billed by BDO USA, LLP for the fiscal year ended December 31, 2013 during the period of transition beginning on June 3, 2013. These fees were for professional services rendered for audits of annual consolidated financial statements for the year ended December 31, 2013 and for reviews of the Company’s quarterly reports on Form 10-Q for the second and third quarter of 2013.

Audit Related Fees

There were no audit related fees billed by Deloitte or BDO for the fiscal year ended December 31, 2013 and 2012.

Tax Fees

There were no tax fees billed by Deloitte or BDO for the fiscal years ended December 31, 2013 and 2012.

All Other Fees

There were $12,500 and $18,700 in fees related to due diligence services billed by Deloitte for the fiscal years ended December 31, 2013 and 2012, respectively. There were expenses of $10,736 and $22,697 billed by Deloitte for the fiscal years ended December 31, 2013 and 2012. There were expenses of $33,233 billed by BDO for the fiscal year ended December 31, 2013.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and set of procedures for pre-approving all audit and non-audit services to be performed by the Company’s independent registered public accounting firm. The policy requires pre-approval of all services rendered by the Company’s independent registered public accounting firm either as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on a case by case basis. All of the audit and non-audit services described herein were pre-approved by the Audit Committee.

The services provided for 2013 and 2012 were for audit services and due diligence services, as described above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who beneficially own more than 10% of the Common Stock of the Company to file initial reports of ownership of such securities and reports of changes in ownership of such securities with the SEC. Such officers, directors and 10% stockholders of the Company are also required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company’s review of the copies of such forms prepared by it or received by it with respect to the fiscal year ended December 31, 2013, all reports were filed on a timely basis.

STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL STOCKHOLDERS MEETING

Stockholder proposals to be considered for inclusion in the Company’s proxy statement and proxy card for the 2015 Annual Stockholders Meeting pursuant to Rule 14a-8 under the Exchange Act must be submitted in writing to the Company’s Secretary at the Company’s principal executive offices located at 31700 Research Park Drive, Madison Heights, Michigan 48071 no later than December 9, 2014.

Stockholder proposals that are not made pursuant to Rule 14a-8 must comply with the advance notice provisions contained in the Company’s Amended and Restated Bylaws which provide that such proposals must be submitted in writing to the Company’s Secretary at the Company’s principal executive offices located at 31700 Research Park Drive, Madison Heights, Michigan 48071 no earlier than 90 days (February 7, 2015) and no later than 60 days (March 9, 2015) prior to the anniversary of the 2014 Annual Meeting of Stockholders.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The Company may satisfy SEC rules regarding delivery of proxy statements and annual reports by delivering a single proxy statement and annual report to an address shared by two or more Company stockholders. This delivery method is referred to as “householding” and can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company has delivered only one proxy statement and annual report to multiple stockholders who share an address, unless contrary instructions were received from impacted stockholders prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a registered stockholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact Computershare, P.O. Box 358015, Pittsburgh, Pennsylvania 15252-8015; or by telephone at 1-800-522-6645. If your stock is held through a broker or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact such broker or bank. Conversely, multiple stockholders sharing a single address may request delivery of a single copy of proxy statements or annual reports in the future by contacting, in the case of registered stockholders, Computershare, P.O. Box 358015, Pittsburgh, Pennsylvania 15252-8015; or by telephone at 1-800-522-6645, or, in the case of stockholders holding their stock though a broker or bank, by contacting such broker or bank.

GENERAL

Management does not intend to bring any business before the Meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the Meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to the proxy in accordance with their best judgment on such matters.

A copy of the Company’s most recent Annual Report on Form 10-K, as amended is available on the Company’s website at www.infusystem.com or can be made available without charge upon written request to: InfuSystem Holdings, Inc. 31700 Research Park Drive, Madison Heights, Michigan 48071, Attn: Secretary.

OTHER INFORMATION

Proxies are being solicited by our Board of Directors. We will bear the costs of the solicitation of the proxies on behalf of the Board of Directors. Our directors, officers or employees may solicit proxies in person, or by mail, telephone, facsimile or electronic transmission. The costs associated with the solicitation of proxies will include the cost of preparing, printing, and mailing this Proxy Statement, the Notice and any other information we send to stockholders. In addition, we must pay banks, brokers, custodians and other persons representing beneficial owners of shares held in street name certain fees associated with:

•	Forwarding printed proxy materials by mail to beneficial owners; and

•	Obtaining beneficial owners’ voting instructions.

To assist the solicitation of proxies and the distribution and collection of proxy materials, we have engaged Georgeson, a proxy solicitation firm, for an estimated fee of $8,500, plus expenses.

If you choose to access the proxy materials and/or vote on the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

If you have any questions, require assistance with voting your proxy card, or need additional copies of proxy materials, please contact:

GEORGESON

199 WATER STREET, 26TH FLOOR

NEW YORK, NY 10038

Stockholders Call Toll-Free at: (800) 891-3214

Banks and Brokers Call Collect at: (212) 440-9800

BY ORDER OF THE BOARD OF DIRECTORS

Jane Elias
Secretary
InfuSystem Holdings, Inc.

Appendix A

INFUSYSTEM HOLDINGS, INC. EMPLOYEE STOCK PURCHASE PLAN

Article 1. Purpose

The purpose of the InfuSystem Holdings, Inc. Employee Stock Purchase Plan (the “Plan”) is to provide employees of InfuSystem Holdings, Inc. (the “Company”) and its subsidiaries with an opportunity to become owners of the Company by purchasing shares of the Company’s common stock through payroll deductions. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall be construed accordingly.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below:

2.1 “Account” means a bookkeeping account maintained for a Participant under the Plan.

2.2 “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to a particular section of the Code include references to regulations thereunder and to successor provisions.

2.3 “Committee” means the Compensation Committee of the Board of Directors of the Company.

2.4 “Compensation” means the base salary or base wage paid to a Participant by the Company or Subsidiary prior to applicable tax or other withholdings, including any elective contributions to a plan described in Sections 125 or 401(k) of the Code, during the applicable pay period.

2.5 “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events: (A) any person or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other that the Company or any of its affiliates, becomes a beneficial owner (within the meaning of Rule 13d-3 as promulgated under the Exchange Act), directly or indirectly, in one or a series of transactions, of securities representing fifty percent (50%) or more of the total number of votes that may be cast for the election of directors of the Company and two-thirds of the board of directors has not consented to such event prior to its occurrence or within 60 days thereafter, provided that if the consent occurs after the event it shall only be valid for purposes of this definition if a majority of the consenting board is comprised of directors of the Company who were such immediately prior to the event; (B) any closing of a sale of all or substantially all of the assets of the Company other than to one or more of the Company’s affiliates, and two-thirds of the board of directors has not consented to such event prior to its occurrence or within 60 days thereafter, provided that if the consent occurs after the event it shall only be valid for purposes of this definition if a majority of the consenting Board is comprised of directors of the Company who were such immediately prior to the event; or (C) within 12 months after a tender offer or exchange offer for voting securities of the Company (other than by the Company) the individuals who were directors of the Company immediately prior thereto shall cease to constitute a majority of the board.

2.6 “Employee” means any individual who is an employee of the Company or of any Subsidiary and whose customary employment with the Company is more than 20 hours per week or more than five (5) months in any calendar year (within the meaning of Sections 423(b)(4)(B) and (C) of the Code, respectively). For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company; provided, however, where the period of leave exceeds 90 days and the Employee’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave. Employee shall not include any individual who is not an employee of the Company or of any Subsidiary 30 days prior to the Offering

Date, or as of such other date prior to the Offering Date, not to exceed 60 days, as determined by the Committee. Employee shall not include any employee in a jurisdiction outside of the United States if, as of the Offering Date, the Offering would not be in compliance with the applicable laws of any jurisdiction in which the employee resides or is employed.

2.7 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.8 “Fair Market Value” with respect to the Shares, as of any date, means (i) the closing sales price of the Shares on the New York Stock Exchange or any other such exchange on which the Shares are traded, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported; or (ii) in the event there is no public market for the Shares, the fair market value as determined, in good faith, by the Committee in its sole discretion.

2.9 “Offering” means the grant of the right to purchase Shares under the Plan to Employees as authorized by the Committee. The Committee may authorize consecutive Offerings at one time.

2.10 “Offering Date” means the date selected by the Committee for an Offering to commence and as of which the right to purchase Shares pursuant to the Offering are granted to Participants.

2.11 “Offering Period” means a period of six (6) months, or such other period (not to exceed twelve (12) months) as determined by the Committee with respect to an Offering, during which funds may be accumulated in a Participant’s Account by means of payroll deductions for the purpose of purchasing Shares under the Offering.

2.12 “Participant” means an Employee who elects to participate with respect to an Offering, pursuant to the provisions of Section 6.2 and who has authorized payroll deductions pursuant to Section 6.3.

2.13 “Person” means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

2.14 “Purchase Date” means the date as of which purchases of Shares are carried out for Participants in accordance with the Offering (which shall be the last day of the Offering Period, unless otherwise determined by the Committee with respect to an Offering).

2.15 “Shares” means shares of common stock, $0.0001 par value, of the Company.

2.16 “Subsidiary” means a subsidiary of the Company as defined under Section 424(f) of the Code.

Article 3. Administration.

3.1 Authority of Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to construe and interpret the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem necessary or desirable for the administration of the Plan.

3.2 Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan, shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary, any Participant, any Employee, and any designated beneficiary.

3.3 Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or any Subsidiary, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to administer the Plan.

3.4 No Liability. No member of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan.

Article 4. Shares Available for Awards.

4.1 Shares Available. Subject to adjustment as provided in Section 4.2, the number of Shares which may be sold under the Plan shall not exceed 200,000 Shares. The Committee may specify the number of Shares to be offered in an Offering. In the event that any Shares offered in an Offering are not purchased, such unpurchased Shares may again be sold under the Plan.

4.2 Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem appropriate, make such equitable adjustments in the Plan, and the then outstanding Offering, as it deems necessary and appropriate, including, but not limited to, changing the number of Shares reserved under the Plan and the price of the current Offering.

4.3 Source of Shares; No Fractional Shares. Shares which are to be delivered under the Plan may be obtained by the Company from its treasury, by purchases on the open market or from private sources, or by issuing authorized but unissued Shares. Any issuance of authorized but unissued Shares shall be approved by the board of directors of the Company or a duly authorized committee thereof. Authorized but unissued Shares may not be delivered under the Plan if the purchase price thereof is less than the par value of the Shares. No fractional Shares may be purchased or issued under the Plan.

4.4 Oversubscription. If the number of Shares that Participants become entitled to purchase in an Offering is greater than the number of Shares offered in the Offering or remaining available, the available Shares shall be allocated by the Committee among such Participants in such manner as it deems fair and equitable.

Article 5. Eligibility. All Employees (including Employees who are directors) of the Company or of any Subsidiary will be eligible to participate in the Plan, in accordance with such rules as may be prescribed by the Committee from time to time; provided, however, that such rules shall neither permit nor deny participation in the Plan contrary to the requirements of the Code (including, but not limited to, Sections 423(b)(3), (4) and (5) of the Code). During an Offering Period, no Employee may participate under the Plan if such Employee would own five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. For purposes of the preceding sentence, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of an Employee, and Shares which the Employee would be permitted to purchase under the current Offering Period shall be treated as Shares owned by the Employee.

Article 6. Participation and Offerings.

6.1 Committee Authorization. The Committee may authorize one or more Offerings to Employees to purchase Shares under the Plan. The Committee may at any time suspend an Offering if required by law or if the Committee determines in good faith that it is in the best interests of the Company. Each Offering shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate and which shall comply with the requirements of Section 423(b)(5) of the Code that all Employees granted rights to purchase Shares under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan.

6.2 Enrollment. An Employee may become a Participant with respect to an Offering by providing a form of enrollment (“Enrollment Form”) to the Company in accordance with applicable Plan procedures specified by the Committee. If an Employee elects to become a Participant for an Offering Period, he or she will remain a Participant for successive Offering Periods (subject to any subsequent withdrawal under Section 6.7 or Article 8) unless the Employee notifies the Company, in accordance with applicable Plan procedures specified by the Committee, prior to the Offering Date of such succeeding Offering that the Employee elects not to be a Participant with respect to such Offering.

6.3 Minimum and Maximum Payroll Deduction. A Participant’s Enrollment Form will authorize specified regular payroll deductions on each payroll date during the Offering Period. Subject to Section 6.4, payroll deductions for such purpose shall be in one percent (1%) increments of Compensation subject to a minimum deduction of one percent (1%) of Compensation per pay period and a maximum deduction of ten percent (10%)% of Compensation per pay period or such other maximum percentage as specified by the Committee in the Offering. The payroll deduction percentage of a Participant with respect to an Offering if the Participant automatically becomes a Participant in the Offering as provided in Section 6.2 will be the percentage in effect for the last pay period of the immediately preceding Offering, subject to Section 6.6.

6.4 $25,000 Maximum. Notwithstanding any provision in the Plan to the contrary, no Employee may purchase Shares under this Plan and any other qualified employee stock purchase plan (within the meaning of Section 423 of the Code) of the Company or its Subsidiaries at a rate which exceeds Twenty-five Thousand Dollars ($25,000) of Fair Market Value of Shares for each calendar year in which a purchase is executed. For purposes of this Section, Fair Market Value shall be determined as of the Offering Date of the applicable Offering.

6.5 Participant Accounts. The Company and Participating Subsidiaries will establish Participant Accounts to which will be credited the payroll deductions authorized pursuant to Section 6.3. No interest shall be earned by or credited to any Account. All payroll deduction amounts credited to a Participant’s account under the Plan will be deposited with the general funds of the Company and may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deduction amounts.

6.6 Payroll Deduction Changes. A Participant may, by written notice at any time during the Offering Period, direct the Company or the Subsidiary to reduce or increase payroll deductions, subject to a maximum of one change per Offering Period or such other number of changes as determined by the Committee with respect to an Offering in compliance with Section 423(b)(5) of the Code. Subject to other procedures established by the Committee, any such change (including a change to be effective for the immediately succeeding offering period) shall be made on a new Enrollment Form with the Company not less than 15 days prior to the effective date of such change.

6.7 Participant Withdrawals; Suspensions. A Participant may, no later than 15 days prior to a Purchase Date with respect to an Offering, elect to withdraw all of the amount credited to his or her Account, or a portion of the amount credited to his or her Account to the extent authorized by the Committee with respect to an Offering in compliance with Section 423(b)(5) of the Code. Any withdrawal of the entire amount credited to a Participant’s Account with respect to an Offering will terminate such Participant’s participation in the Offering. If a Participant is also a participant in a 401(k) plan maintained by the Company or any Subsidiary and receives a hardship distribution under such 401(k) plan, the Participant’s payroll deductions under this Plan shall be suspended for a period of six (6) months from the date of the hardship distribution.

6.8 Purchase. As of each Purchase Date, the Account of each Participant shall be totaled. If a Participant’s Account contains sufficient funds to purchase one or more Shares as of that date, the Participant shall be deemed to have purchased the largest number of Shares that can be purchased by the amount credited to the Participant’s Account at the price determined under Article 7 below. Notwithstanding the preceding sentence, the maximum number of Shares that a Participant may purchase in an Offering shall be $25,000 divided by the Fair Market Value of a Share on the Offering Date. A Participant’s Account will be charged, on the Purchase Date, for the amount of the purchase, and for all purposes under the Plan, the Participant shall be deemed to have purchased the Shares on that date. As promptly as possible after the Purchase Date, the Company shall transfer (including, but not limited to, a transfer by electronic transaction) the Shares so purchased to the Participant’s Account to be held on behalf of the Participant (or the Participant and a joint owner as designated by the Participant in accordance with applicable law). The Company may in its discretion issue Shares in certificate or book entry form. Upon the death of a Participant, Shares in the Participant’s Account that do not pass to a joint owner in accordance with applicable law will be distributed to the Participant’s designated beneficiary or estate.

6.9 Insufficient Payroll Deduction. If for any reason a Participant’s Compensation is insufficient to cover a payroll deduction on a particular payroll date, then no payroll deduction will be made on that date. The payroll deduction in effect for the Participant will resume on the next payroll date as of which the Participant’s Compensation is sufficient to cover such payroll deduction, but the payroll deduction or deductions missed under the preceding sentence will not be deducted on any future payroll date.

6.10 Account Balance after Purchase. Any amount remaining in a Participant’s Account after the Purchase Date of an Offering shall be held in the Participant’s Account for the purchase of Shares in the next Offering subject to the Participant’s withdrawal of such amount under Section 6.7.

Article 7. Purchase Price. The purchase price of a Share on a Purchase Date with respect to an Offering shall be designated by the Committee in the Offering and shall not be less than the lesser of: (a) eighty-five percent (85%) of the Fair Market Value of a Share on the Offering Date, or (b) eighty-five percent (85%) of the Fair Market Value of a Share on the Purchase Date of the applicable Offering Period.

Article 8. Termination of Employment. If a Participant ceases to be an Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant’s Account during the Offering Period, but not yet used, shall be returned to the Participant in cash or, in the case of his or her death, shall be paid in cash to the Participant’s designated beneficiary or estate.

Article 9. Transferability. Neither payroll deductions credited to a Participant’s Account nor any rights with regard to the purchase of Shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will, laws of descent and distribution, or beneficiary designation) by a Participant, and during a Participant’s lifetime any rights granted to the Participant under the Plan shall be exercisable only by the Participant. Any such attempt at assignment, transfer, pledge, or other disposition shall be without effect, and the Company will treat such act as an election to withdraw Participant’s entire Account in accordance with Section 6.7.

Article 10. Corporate Transactions. In the event of a Corporate Transaction, then: (i) any surviving or acquiring corporation may continue or assume the rights to purchase Shares outstanding under the Plan or may substitute similar rights for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation does not continue or assume such rights to purchase Shares or does not substitute similar rights for rights to purchase Shares outstanding under the Plan, then, in the discretion of the Committee, the Participants’ Accounts may be either paid in cash or used to purchase Shares under the Offering within five (5) days prior to the Corporate Transaction.

Article 11. General Provisions.

11.1 Amendments. The Committee may, from time to time, amend or discontinue the Plan; provided, however, that approval of the shareholders shall be sought to the extent required for the Plan to satisfy the requirements of Section 423 of the Code or other applicable laws or regulations.

11.2 No Right to Employment. A Participant’s right to purchase Shares under the Plan shall not be construed as giving such Participant the right to be retained in the employment of the Company or any Subsidiary. Further, the Company or any Subsidiary may at any time dismiss a Participant from employment, free from any liability or claim under the Plan, unless otherwise expressly provided in the Plan.

11.3 No Rights as Shareholder. Subject to the provisions of the Plan, no Participant or holder or beneficiary of any purchase shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until such Shares have been purchased pursuant to Section 6.8.

11.4 Obligatory Status. Participation in the Plan shall impose no obligation upon a Participant to purchase any Shares under the Plan.

11.5 Application of Funds. The proceeds received by the Company from the sale of Shares pursuant to purchases under the Plan will be used for general corporate purposes.

11.6 Severability. If any provision of the Plan becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person, or would disqualify the Plan or any purchase under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, such provision shall be stricken as to such jurisdiction or person, and the remainder of the Plan shall remain in full force and effect.

11.7 Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.

11.8 Other Laws. The Committee may refuse to issue or transfer any Shares if, acting in its sole discretion, it determines that the issuance or transfer of such Shares might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover any amounts under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the purchase of such Shares shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Plan provision shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal or non-U.S. securities laws and any other laws to which such offer, if made, would be subject.

11.9 Shareholder Approval. This Plan shall not be effective until approved by the shareholders of the Company as provided in Section 423(b)(2) of the Code.

11.10 Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Appendix B

INFUSYSTEM HOLDINGS, INC.

EQUITY PLAN

1. Purpose of the Plan

The purpose of this InfuSystem Holdings, Inc. Equity Plan (the “Plan”) is to advance the interests of the Company and its stockholders by providing a means (a) to attract, retain, and reward directors, officers, other employees, and persons who provide services to the Company and its Subsidiaries, (b) to link compensation to measures of the Company’s performance in order to provide additional incentives, including stock-based incentives and cash-based incentives, to such persons for the creation of stockholder value, and (c) to enable such persons to acquire or increase a proprietary interest in the Company in order to promote a closer identity of interests between such persons and the Company’s stockholders. The Plan is intended to qualify certain compensation awarded under the Plan as “performance-based” compensation under Code Section 162(m) to the extent deemed appropriate by the Committee which administers the Plan. This Plan is also intended to replace the Company’s 2007 Stock Incentive Plan and no new grants will be made under such prior plan on or after the effective date of this Plan.

2. Definitions

Capitalized terms used in the Plan and not defined elsewhere in the Plan shall have the meaning set forth in this Section.

2.1 “Award” means a compensatory award made under the Plan pursuant to which a Participant receives, or has the opportunity to receive, Shares or cash.

2.2 “Award Agreement” means a written document prescribed by the Committee and provided to a Participant evidencing the grant of an Award under the Plan.

2.3 “Beneficiary” means the person(s) or trust(s) entitled by will or the laws of descent and distribution to receive any rights with respect to an Award that survive such Participant’s death, provided that if at the time of a Participant’s death, the Participant had on file with the Committee a written designation of a person(s) or trust(s) to receive such rights, then such person(s) (if still living at the time of the Participant’s death) or trust(s) shall be the “Beneficiary” for purposes of the Plan.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Code” means the Internal Revenue Code of 1986, as amended, including regulations thereunder and successor provisions and regulations thereto.

2.6 “Committee” means the Compensation Committee of the Board or the Board, where the Board is acting as the Committee or performing the functions of the Committee, as set forth in Section 3.

2.7 “Company” means InfuSystem Holdings, Inc., a company organized under the laws of the state of Delaware.

2.8 “Market Value” means the average closing price (or the average mean of the closing bid and asked prices for a Share) of the Company’s common stock reported on the Company’s principal stock exchange or market system for the five (5) most recent trading days prior to the date of grant. In the event that the Company’s common stock is not listed or quoted on a national or regional stock exchange or market system, the Committee will determine the Market Value in accordance with reasonable procedures established by the Committee, without regard to any restriction other than a restriction which, by its terms, will never lapse, and subject to compliance with Section 409A of the Code and applicable Treasury Regulations issued pursuant thereto.

2.9 “Non-Employee Director” means a member of the Board who is not otherwise employed by the Company or any Subsidiary.

2.10 “Participant” means any employee or director of the Company or any Subsidiary, or any other individual or entity who has been granted an Award under the Plan.

2.11 “Qualified Member” means a member of the Committee who is a “non-employee director” of the Company as defined in Rule 16b-3(b)(3) under the United States Securities Exchange Act of 1934 and an “outside director” within the meaning of Regulation § 1.162-27 under Code Section 162(m).

2.12 “Shares” means common shares of the Company and such other securities as may be substituted or resubstituted for Shares pursuant to Section 7. Any Shares issued under the Plan may be either authorized but unissued shares, treasury shares or any combination thereof.

2.13 “Subsidiary” means an entity that is, either directly or through one or more intermediaries, controlled by the Company, including any entity that is a member of the Company’s “controlled group” (as defined in Code Section 414(b) (as modified by Prop. Treas. Reg. § 1.409A-1(b)(5)(iii)(D)).

3. Administration

3.1 Committee. The Committee shall administer the Plan. At any time that a member of the Committee is not a Qualified Member, (i) any action of the Committee relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members, and (ii) any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Securities Exchange Act of 1934 in respect of the Company may be taken either by the Board, a subcommittee of the Committee consisting of two or more Qualified Members or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, and that authority specifically reserved to the Board under the terms of the Plan, the Company’s Articles of Incorporation, By-Laws, or applicable law shall be exercised by the Board and not by the Committee. The Board shall serve as the Committee in respect of any Awards made to any Non-Employee Director.

3.2 Powers and Duties of Committee. In addition to the powers and duties specified elsewhere in the Plan, the Committee shall have full authority and discretion to:

(a) adopt, amend, suspend, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(b) correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

(c) make determinations relating to eligibility for and entitlements in respect of Awards, and to make all factual findings related thereto; and

(d) make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

All determinations and decisions of the Committee shall be final and binding upon a Participant or any person claiming any rights under the Plan from or through any Participant, and the Participant or such other person may not further pursue his or her claim in any court of law or equity or other arbitral proceeding.

3.3 Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, or as provided in Section 5.2, the Committee may delegate in writing, on such terms and conditions as it determines in its sole and absolute discretion, to one or more senior executives of the Company (i) the authority to make grants of Awards to officers (other than executive officers) and employees of the Company and any Subsidiary and (ii) other administrative responsibilities. Any such delegation may be revoked by the Committee at any time.

3.4 Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on behalf of the Committee or members thereof shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

4. Awards

4.1 Eligibility. The Committee shall have the discretion to select Award recipients from among the following categories of eligible recipients: (i) individuals who are employees (including officers) of the Company or any Subsidiary, (ii) Non-Employee Directors, (iii) any other individual or entity who provides substantial personal services to the Company or any Subsidiary, and (iv) any individual who has agreed to become an employee of the Company or a Subsidiary, provided that no such person may receive any payment or exercise any right relating to an Award until such person has commenced employment.

4.2 Type of Awards. The Committee shall have the discretion to determine the type of Awards to be granted under the Plan. Such Awards may be in a form payable in either Shares or cash, including, but not limited to, Shares that are, or are not, subject to transfer restrictions and a risk of forfeiture, options to purchase Shares, stock appreciation rights, Share units, performance units and dividend equivalents. The Committee is authorized to grant Awards as a bonus, or to grant Awards in lieu of obligations of the Company or any Subsidiary to pay cash or grant other awards under other plans or compensatory arrangements, to the extent permitted by such other plans or arrangements. Shares issued pursuant to an Award in the nature of a purchase right (e.g., options) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Shares, other Awards, or other consideration, as the Committee shall determine.

4.3 Terms and Conditions of Awards. The Committee shall determine the size of each Award to be granted (including, where applicable, the number of Shares to which an Award will relate), and all other terms and conditions of each such Award (including, but not limited to, any exercise price, grant price, or purchase price, any restrictions or conditions relating to transferability, forfeiture, exercisability, or settlement of an Award, and any schedule or performance conditions for the lapse of such restrictions or conditions, and accelerations or modifications thereof, based in each case on such considerations as the Committee shall determine). The Committee may determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other consideration, or an Award may be canceled, forfeited, or surrendered. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and measures of performance as it may deem appropriate in establishing performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Section 5.1 in the case of a Performance Award intended to qualify under Code Section 162(m).

4.4 Terms and Conditions of Options. Except as otherwise set forth in Section 4.5 below, the exercise price, purchase price or grant price (collectively, the “exercise price”) of any Award granted as an option to purchase Shares or a stock appreciation right shall be determined by the Committee, but in no event shall be less than the Market Value of a Share on the date of grant. Except as otherwise permitted by Section 7 below, the exercise price of any outstanding option to purchase Shares or an outstanding stock appreciation right may not be reduced, nor may an outstanding option to purchase Shares or stock appreciation right be cancelled in exchange for a new Award with a lower (or no) purchase price or for cash, without stockholder approval. No options to purchase Shares nor any other Awards shall be issued under the Plan to a Participant in payment of all or any portion of the exercise price and/or tax withholding obligation owed in payment for any option to purchase Shares or other Award; provided, however, that this provision shall neither limit the cashless exercise of any option to purchase Shares or other Award nor prevent a Participant from surrendering Shares to the Company under an Award as payment for tax withholding obligations.

4.5 Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary, and in granting a new Award, the Committee may determine that the value of any surrendered Award or award may be applied to reduce the exercise price of any option or appreciation right or purchase price of any other Award.

5. Performance Awards

5.1 Performance Awards Granted to Designated Covered Employees. If the Committee determines that an Award to be granted to an eligible person who is designated by the Committee as likely to be a Covered Employee (as defined below) should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise, and/or settlement of such Award (a “Performance Award”) shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 5.1. This Section 5.1 shall not apply to Awards that otherwise qualify as “performance-based compensation” by reason of Regulation §1.162-27(e)(2)(vi) (relating to certain stock options and stock appreciation rights).

(a) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each such criteria, as specified by the Committee consistent with this Section 5.1. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise, and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(b) Business Criteria. The performance goals for Performance Awards shall be based exclusively on one or more of the following individual, corporate-wide or subsidiary, division or operating unit financial measures:

(1) pre-tax or after-tax net income,

(2) pre-tax or after-tax operating income,

(3) gross revenue,

(4) profit margin,

(5) stock price (including market capitalization),

(6) cash flow(s),

(7) market share,

(8) pre-tax or after-tax earnings per share,

(9) pre-tax or after-tax operating earnings per share,

(10) expenses,

(11) return on equity,

(12) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, goals relating to acquisitions or divestitures, clinical goals, distribution and development goals, sales force goals and strategic alliance goals, or any combination thereof (in each case before or after such objective income and expense allocations or adjustments as the Committee may specify within the period set forth in Section 5.1(c)). Each such goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on current internal targets and/or the past performance of the Company (including the performance of one or more subsidiaries, divisions and/or operating units), and in the case of earnings-based measures, may use or employ comparisons relating to capital (including, but limited to, the cost of capital), shareholders’ equity and/or shares outstanding, or to assets or net assets.

(c) Performance Period; Timing for Establishing Performance Award Terms. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals, amounts payable upon achievement of such goals, and other material terms of Performance Awards shall be established by the Committee (i) while the performance outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period.

(d) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 5.1(b) hereof during the given performance period, as specified by the Committee in accordance with Section 5.1(c) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria. In such case, Performance Awards may be granted as rights to payment of a specified portion of the Award pool, and such grants shall be subject to the requirements of Section 5.1(c).

(e) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Shares, or other Awards, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 5.1. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(f) Impact of Extraordinary Items Or Changes In Accounting. To the extent applicable, the determination of achievement of performance goals for Performance Awards shall be made in accordance with U.S. generally accepted accounting principles (“GAAP”) and a manner consistent with the methods used in the Company’s audited financial statements, and, unless the Committee decides otherwise within the period described in Section 5.1(c), without regard to (i) extraordinary items as determined by the Company’s independent public accountants in accordance with GAAP, (ii) changes in accounting methods, or (iii) non-recurring acquisition expenses and restructuring charges. Notwithstanding the foregoing, in calculating operating earnings or operating income (including on a per share basis), the Committee may, within the period described in Section 5.1(c), provide that such calculation shall be made on the same basis as reflected in a release of the Company’s earnings for a previously completed period as specified by the Committee.

5.2 Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the achievement of performance goals relating to Performance Awards, and the amount of any final Performance Award shall be recorded in writing. Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Code Section 162(m), prior to settlement of each Performance Award, that the performance goals and other material terms of the Performance Award upon which settlement of the Performance Award was conditioned have been satisfied. The Committee may not delegate any responsibility relating to such Performance Awards, and the Board shall not perform such functions at any time that the Committee is composed solely of Qualified Members.

5.3 Status of Section 5.1 Awards under Code Section 162(m). It is the intent of the Company that Performance Awards under Section 5.1 constitute “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 5.1, 5.2 and 5.3, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term “Covered Employee” as used herein shall mean only a person designated by the Committee, at the time of grant of a Performance Award, as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan as in effect on the date of adoption of any agreements relating to Performance Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

6. Limitations on Awards

6.1 Aggregate Number of Shares Available for Awards. The maximum aggregate number of Shares that may be delivered to Participants or their Beneficiaries pursuant to all Awards granted under the Plan shall be 2,000,000. Awards made under this Plan which are forfeited (including a repurchase or cancellation of Shares subject thereto by the Company in exchange for the price, if any, paid to the Company for such Shares, or for their par or other nominal value), cancelled or have expired, shall be disregarded for purposes of the preceding sentence. For purposes of calculating Shares remaining available for issuance under the Plan, each Share granted to a Participant as an Award of Shares that are, or are not, subject to transfer restrictions and a risk of forfeiture (i.e., “restricted stock”) from and after the date of the amendment and restatement of this Plan (i.e., August 14, 2013) shall reduce the total remaining Shares available for grant under the Plan at a rate of two Shares per one restricted share granted; all other Awards under this Plan shall reduce the total remaining Shares available for grant under the Plan at a rate of one Share per one Share subject to such Award.

6.2 Per Participant Limitation on Share-Based Awards. In any calendar year, no Participant may be granted Awards that relate to more than 500,000 Shares. This Section 6.2 shall apply only with respect to Awards that are denominated by a specified number of Shares, even if the Award may be settled in cash or a form other than Shares. If the number of Shares ultimately payable in respect of an Award is a function of future achievement of performance targets, then for purposes of this limitation, the number of Shares to which such Award relates shall equal the number of Shares that would be payable assuming maximum performance was achieved.

6.3 Per Participant Limitation on Other Awards. In any calendar year, no Participant may be granted Awards not otherwise described in Section 6.2 that can be settled for cash, Shares or other consideration having a value in excess of $500,000.

7. Adjustments

In the event of any change in the outstanding Shares by reason of any Share dividend or split, reorganization, recapitalization, merger, amalgamation, consolidation, spin-off, combination or exchange of Shares, repurchase, liquidation, dissolution or other corporate exchange, any large, annual and non-recurring dividend or distribution to stockholders, or other similar corporate transaction, the Committee shall make such substitution or adjustment, if any, as is equitable and appropriate in order to preserve, without enlarging, the rights of Participants, as to (i) the number and kind of Shares which may be delivered pursuant to Sections 6.1 and 6.2, (ii) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, and (iii) the exercise price, grant price or purchase price relating to any Award. In addition, the Committee shall make such equitable and appropriate adjustments in the terms and conditions of, and the criteria included in, Awards (including cancellation of Awards in exchange for the intrinsic (i.e., in-the-money) value, if any, of the vested portion thereof, substitution of Awards using securities or other obligations of a successor or other entity, acceleration of the expiration date for Awards, or adjustment to performance goals in respect of Awards) in recognition of unusual or nonrecurring events (including events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, if any such event will result in the acquisition of all or substantially all of the Company’s outstanding Shares, then if the document governing such acquisition (e.g., merger agreement) specifies the treatment of outstanding Awards, such treatment shall govern without the need for any action by the Committee.

8. General Provisions

8.1 Compliance with Laws and Obligations. The Company shall not be obligated to issue or deliver Shares in connection with any Award or take any other action under the Plan in a transaction subject to the registration requirements of any applicable securities law, any requirement under any listing agreement between the Company and any securities exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing Shares issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

8.2 Limitations on Transferability. Awards and other rights under the Plan will not be transferable by a Participant except to a Beneficiary in the event of the Participant’s death (to the extent any such Award, by its terms, survives the Participant’s death), and, if exercisable, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however, that such Awards and other rights may be transferred during the lifetime of the Participant, for purposes of the Participant’s estate planning or other purposes consistent with the purposes of the Plan (as determined by the Committee), and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent permitted by the Committee. Awards and other rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to the claims of creditors. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

8.3 No Right to Continued Employment; Leaves of Absence. Neither the Plan, the grant of any Award, nor any other action taken hereunder shall be construed as giving any employee, consultant, director, or other person the right to be retained in the employ or service of the Company or any of its Subsidiaries (for the vesting period or any other period of time), nor shall it interfere in any way with the right of the Company or any of its Subsidiaries to terminate any person’s employment or service at any time. Unless otherwise specified in the applicable Award Agreement, (i) an approved leave of absence shall not be considered a termination of employment or service for purposes of an Award under the Plan, and (ii) any Participant who is employed by or performs services for a Subsidiary shall be considered to have terminated employment or service for purposes of an Award under the Plan if such Subsidiary is sold or no longer qualifies as a Subsidiary of the Company, unless such Participant remains employed by the Company or another Subsidiary.

8.4 Taxes. The Company and any Subsidiary are authorized to withhold from any delivery of Shares in connection with an Award, any other payment relating to an Award, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Subsidiaries and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other consideration and to make cash payments in respect thereof in satisfaction of withholding tax obligations. Each Participant is responsible for all taxes to which such Participant may be subject in connection with an Award. The Company will not reimburse a Participant for any taxes imposed on Participant in connection with an Award.

8.5 Changes to the Plan and Awards. The Board may amend, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment shall be subject to the approval of the Company’s stockholders at or before the next annual meeting of stockholders for which the record date is after the date of such Board action if such stockholder approval is required by any applicable law, regulation or stock exchange rule, and the Board may otherwise, in its discretion, determine to submit other such amendments to stockholders for approval. Notwithstanding the foregoing, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any Award theretofore granted. The Committee may amend, suspend, discontinue, or terminate any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award. Any action taken by the Committee pursuant to Section 7 shall not be treated as an action described in this Section 8.5.

8.6 No Right to Awards; No Stockholder Rights. No Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, employees, consultants, or directors. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Shares are duly issued or transferred and delivered to the Participant in accordance with the terms of the Award.

8.7 Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other consideration pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

8.8 Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan or of any amendment to stockholders for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including the granting of awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

8.9 Successors and Assigns. The Plan and Award Agreements may be assigned by the Company to any successor to the Company’s business. The Plan and any applicable Award Agreement shall be binding on all successors and assigns of the Company and a Participant, including any permitted transferee of a Participant, the Beneficiary or estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

8.10 Governing Law. The Plan and all Award Agreements shall be governed by and construed in accordance with the laws of the Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

8.11 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

8.12 Effective Date and Termination. The Plan shall be effective upon the date the Company’s stockholders initially approve the Plan. The Plan shall automatically terminate on the tenth anniversary of the later of the date the Company’s stockholders initially approve the Plan or the date of any subsequent shareholder approval of the Plan; provided that the Board in sole discretion may choose to terminate the Plan as of any earlier date. Upon any such termination of the Plan, no new authorizations of grants of Awards may be made, but then-outstanding Awards shall remain outstanding in accordance with their terms, and the Committee otherwise shall retain its full powers under the Plan with respect to such Awards.

InfuSystem Holdings, Inc.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time on the day prior to the shareholder meeting.

Vote by Internet
•	Go to www.investorvote.com/INFU
•	Or scan the QR code with your smartphone
•	Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR the listed nominees and FOR Proposals 2, 3, 4 and 5.

1. Election of Directors:	01 - David Dreyer 04 - Joseph Whitters	02 - Ryan Morris 05 - Wayne Yetter	03 - Eric Steen 06 - Gregg Lehman	+

☐	Mark here to vote	☐	Mark here to WITHHOLD	☐	For All EXCEPT - To withhold authority to vote for any
	FOR all nominees		vote from all nominees		nominee(s), write the name(s) of such nominee(s) below.

		For	Against	Abstain
2.	Adoption of the InfuSystem Holdings, Inc. Employee Stock Purchase Plan	☐	☐	☐

4.	Advisory vote regarding executive compensation	☐	☐	☐

		For	Against	Abstain
3.	Adoption of the InfuSystem Holdings, Inc. Equity Plan	☐	☐	☐

5.	Ratification of the appointment of BDO USA, LLP as the registered independent public accounting firm for the fiscal year ending December 31, 2014	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

This section must be completed for your instructions to be executed. NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	1 U P X	+
01SQ1D

The Proxy Statement and 2013 Annual Report are available at:

http://www.InfuSystem.com

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — INFUSYSTEM HOLDINGS, INC.

PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING

THURSDAY, MAY 8, 2014

The undersigned hereby appoints Eric K. Steen, Jonathan P. Foster and Janet Skonieczny and each of them, as proxies, each with full power of substitution, for and on behalf of the undersigned authorizes them to represent and to vote, as directed and permitted herein, all shares of InfuSystem Holdings, Inc. Common Stock held of record by the undersigned at the Annual Meeting of Stockholders of InfuSystem Holdings, Inc. to be held on Thursday, May 8, 2014 at 10:00 a.m. (Eastern Time) at the offices of InfuSystem Holdings, Inc., located at 31700 Research Park Drive, Madison Heights, Michigan 48071, and at any adjournments or postponements thereof upon matters set forth in the proxy statement, and, in their judgment and discretion, upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed on the reverse hereof by the stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (I) FOR THE NOMINEES FOR DIRECTOR LISTED, (II) FOR THE ADOPTION OF THE INFUSYSTEM HOLDINGS, INC. EMPLOYEE STOCK PURCHASE PLAN, (III) FOR THE ADOPTION OF THE INFUSYSTEM HOLDINGS, INC. EQUITY PLAN, (IV) FOR THE ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION, AND (V) FOR THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014.

Please sign, date and return promptly in the enclosed envelope.

(Continued and to be marked, dated and signed, on the other side)